Exhibit 2















                               MERGER AGREEMENT



                                      of



                          BULOVA TECHNOLOGIES, INC.

                           (a New York corporation)



                                     into



                         BTI ACQUISITION CORPORATION

                           (a Delaware corporation)





                          DATED  JANUARY 17, 1995














                              TABLE OF CONTENTS

EXHIBITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    v

DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   vi

1.   The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.1  The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . .    2
     1.2  Effective Time; Closing . . . . . . . . . . . . . . . . . . . .    2
     1.3  Effects of the Merger . . . . . . . . . . . . . . . . . . . . .    3
     1.4  Conversion of Securities  . . . . . . . . . . . . . . . . . . .    3
     1.5  Merger Consideration  . . . . . . . . . . . . . . . . . . . . .    4
     1.6  Further Assurances  . . . . . . . . . . . . . . . . . . . . . .    5
     1.7  Documents to Be Delivered by Seller to Buyer at the Closing . .    5
     1.8  Documents to be Delivered by Buyer to Seller at the Closing.  .    6

2.   Representations and Warranties of Seller and BTI.  . . . . . . . . .    7
     2.1  Title to the Shares.  . . . . . . . . . . . . . . . . . . . . .    7
     2.2  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
     2.3  Organization and Qualification  . . . . . . . . . . . . . . . .    8
     2.4  No Legal Bar; Conflicts . . . . . . . . . . . . . . . . . . . .    8
     2.5  Acquisition History . . . . . . . . . . . . . . . . . . . . . .    9
     2.6  Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . .   10
     2.7  Capitalization of BTI . . . . . . . . . . . . . . . . . . . . .   10
     2.8  Governmental Consents and Approvals . . . . . . . . . . . . . .   11
     2.9  Governmental Authorizations and Regulations . . . . . . . . . .   11
     2.10 Financial Statements; Absence of Undisclosed Liabilities  . . .   12
     2.11 Real Property . . . . . . . . . . . . . . . . . . . . . . . . .   13
     2.12 Tangible Personal Property. . . . . . . . . . . . . . . . . . .   15
     2.13 Certain Intangible Properties . . . . . . . . . . . . . . . . .   16
     2.14 Contracts.  . . . . . . . . . . . . . . . . . . . . . . . . . .   17
     2.15 Inventory and Work in Process; Backlog  . . . . . . . . . . . .   19
     2.16 Suppliers.  . . . . . . . . . . . . . . . . . . . . . . . . . .   19
     2.17 Compliance with Law . . . . . . . . . . . . . . . . . . . . . .   20
     2.18 Government Contracts  . . . . . . . . . . . . . . . . . . . . .   20
     2.19 Payments and Boycotts . . . . . . . . . . . . . . . . . . . . .   22
     2.20 [Intentionally Omitted] . . . . . . . . . . . . . . . . . . . .   23
     2.21 Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . .   23
     2.22 Tax Matters.  . . . . . . . . . . . . . . . . . . . . . . . . .   24

                                      i

     2.23 Employee Relations  . . . . . . . . . . . . . . . . . . . . . .   27
     2.24 ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
     2.25 Officers and Key Employees  . . . . . . . . . . . . . . . . . .   31
     2.26 Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
     2.27 Bank Accounts and Powers of Attorney  . . . . . . . . . . . . .   31
     2.28 Absence of Material Changes . . . . . . . . . . . . . . . . . .   32
     2.29 Intercompany Transactions . . . . . . . . . . . . . . . . . . .   33
     2.30 Environmental Matters . . . . . . . . . . . . . . . . . . . . .   34
     2.31 Minute Books/Records  . . . . . . . . . . . . . . . . . . . . .   35
     2.32 Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
     2.33 Delivery of Contracts . . . . . . . . . . . . . . . . . . . . .   36
     2.34 Notices of Violations of Representations, Warranties and
          Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
     2.35 Surviving Hamilton Document Representations, Warranties,
          Covenants and Indemnities . . . . . . . . . . . . . . . . . . .   36
     2.36 Other Representations . . . . . . . . . . . . . . . . . . . . .   36

3.   Representations and Warranties of Buyer  . . . . . . . . . . . . . .   37
     3.1  Organization and Standing . . . . . . . . . . . . . . . . . . .   37
     3.2  Authority . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
     3.3  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
     3.4  Hart-Scott-Rodino Notification  . . . . . . . . . . . . . . . .   38
     3.5  Access to Information . . . . . . . . . . . . . . . . . . . . .   39
     3.6  Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . .   39
     3.7  Governmental Consents and Approvals . . . . . . . . . . . . . .   40
     3.8  Compliance with Law . . . . . . . . . . . . . . . . . . . . . .   40
     3.9  No Other Representations  . . . . . . . . . . . . . . . . . . .   40

4.   Covenants of the Parties . . . . . . . . . . . . . . . . . . . . . .   40
     4.1  Intercompany Liabilities  . . . . . . . . . . . . . . . . . . .   40
     4.2  Covenant Not to Compete . . . . . . . . . . . . . . . . . . . .   41
     4.3  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . .   42
     4.4  Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
     4.5  Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . .   44
     4.6  Retention and Access to Books and Records; Cooperation  . . . .   44
     4.7  Further Assurances  . . . . . . . . . . . . . . . . . . . . . .   46
     4.8  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
     4.9  Environmental Defects . . . . . . . . . . . . . . . . . . . . .   52
     4.10 Use of Name . . . . . . . . . . . . . . . . . . . . . . . . . .   60

                                      ii

     4.11 Product Indemnity . . . . . . . . . . . . . . . . . . . . . . .   60
     4.12 Post Retirement Health Care Costs . . . . . . . . . . . . . . .   63
     4.13 Additional Indemnities  . . . . . . . . . . . . . . . . . . . .   64
     4.14 Pension Plan Amendments . . . . . . . . . . . . . . . . . . . .   65
     4.15 Bulova Watches  . . . . . . . . . . . . . . . . . . . . . . . .   66

5.   Covenant Regarding M762 Reimbursement  . . . . . . . . . . . . . . .   66

6.   M762 Contract Indemnification  . . . . . . . . . . . . . . . . . . .   71

7.   Guarantee of Collectability of Receivables . . . . . . . . . . . . .   72

8.   Intentionally Omitted  . . . . . . . . . . . . . . . . . . . . . . .   73

9.   Amendment and Waivers  . . . . . . . . . . . . . . . . . . . . . . .   73
     9.1  Amendments, Modifications, Etc  . . . . . . . . . . . . . . . .   73
     9.2  Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . .   73

10.  Survival of Representations and Warranties . . . . . . . . . . . . .   74

11.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . .   74
     11.1 By Seller . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
     11.2 By Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . .   75
     11.3 Defense of Claims . . . . . . . . . . . . . . . . . . . . . . .   76
     11.4 Prompt Payment  . . . . . . . . . . . . . . . . . . . . . . . .   78

12.  Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   78

13.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79

14.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   79

15.  Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80

16.  Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .   81

17.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81

18.  Section Headings . . . . . . . . . . . . . . . . . . . . . . . . . .   81

                                     iii

19.  Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . .   81

20.  Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82

                                      iv

                                 EXHIBITS
                                 --------


No.                 SECTION                             TITLE
- ---                 -------                             -----
1                    1.4(c)                Demand Note

2                    1.7(2)                Certificate of Seller certifying
                                           as to certain corporate matters

3                    1.7(4) and 5          Guaranty of Loews Corporation

4(a) and (b)         1.7(5)                The written opinions of Warren
                                           Neitzel, General Counsel of Bulova
                                           Corporation and Gary Garson,
                                           Deputy General Counsel of Loews
                                           Corporation

5                    1.8(2)                Certificate of Buyer certifying as to
                                           certain corporate matters

6                    1.8(3)                The written opinion of Craig
                                           Schnee, General Counsel of National
                                           Defense Company L.L.C.

7                    4.5                   Allocation of Merger Consideration

8                    4.10                  Trade Name Agreement

                                      v

                                   DEFINITIONS

     Capitalized terms used herein shall have the meaning set forth below or as elsewhere defined herein.

     "AAA" means the American Arbitration Association.

     "Affiliates" means, with respect to an entity, any entity that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such entity.

     "Affirmative Claim(s)" shall have the meaning set out in Section 4.11.

     "Agreement" means this Merger Agreement dated January 11, 1995.

     "Best Knowledge of Seller" means to the knowledge of Gary Garson of

Loews, Herb Hofmann, Warren Neitzel and Paul Sayegh of Seller and James

Waterwash, Michael Goeller, John Gwynn and Jacob Goodwin of BTI.

     "BSIC" means Bulova Systems and Instruments Corporation before giving effect to the acquisition of HTI.

     "Business" means the business of designing, manufacturing, marketing and supplying certain Fuzes and of manufacturing and supplying certain piece parts for the medical industry.

     "Charges" shall have the meaning set forth in Section 2.22.

                                      vi

     "Code" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.  References to sections of the

Code include any successor to such sections.

     "Common Control Entity" shall have the meaning set forth in Section 2.24.

     "Confidential Information" means information which is not publicly available relating to or concerning the business, operations, properties,

condition (financial or otherwise), liabilities, employee relations, customers,

suppliers, distributors and franchise relations of BTI or of Buyer.

Confidential Information does not include information which (i) becomes generally available to the public other than as a result of disclosure by

Seller, (ii) was available on a non-confidential basis prior to its disclosure by Seller, or (iii) becomes available to Seller on a non-confidential basis from a source other than BTI or its representatives, provided that such source is not, to the Best Knowledge of Seller, bound by a confidentiality agreement with

BTI or its representatives.

     "Defense Products" means products purchased by the Government for use by the U.S. Department of Defense, the U.S. Army, the U.S. Navy, the U.S. Air Force

or the U.S. Marine Corps, or purchased or used by the military forces of a foreign nation.

     "Environmental Agency" means the U.S. Environmental Protection Agency or any State or local governmental environmental agency having jurisdiction over

BTI.

                                      vii

     "Environmental Deductible" shall have the meaning set forth at Section

4.9(b).

     "Environmental Indemnity" shall have the meaning set forth in Section

4.9(a).

     "Environmental Laws" means the Resource Conservation and Recovery Act

(42 U.S.C. Section 6901, et seq.), the Comprehensive Environmental Response,

Compensation and Liability Act (42 U.S.C. Section 6901, et seq.) and the Toxic

Substance Control Act (15 U.S.C. Section 2601) and the laws, regulations, or ordinances of the Commonwealth of Pennsylvania and local jurisdictions applicable to BTI relating to the regulation of toxic or hazardous wastes or substances.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as

amended.

     "Former BTI Property" means any real property leased as of the Closing Date or at any time owned, leased or used by BTI or its Predecessors, but not including the Former Hamilton Property or the Real Property.

     "Former Hamilton Property" means any real property owned, leased or used by Hamilton or its predecessors before June 23, 1989, including the Race Avenue

Property.

     "Fuzes" means mechanical or electrical detonating fuze devices, including safe and arming devices.

     "GDC" means General Defense Corporation.

                                      viii

     "Government" means the United States of America acting by and through one or more of its procurement agencies.

     "Government Contract" means any contract awarded by the Government.

     "Hamilton Document" means that Agreement styled a "Stock Purchase

Agreement," dated June 23, 1989 and executed by Bulova Systems and Instruments

Corporation, General Defense Corporation and Olin Corporation.

     "Handling" means the production, use, generation, storage, treatment,

disposal, discharge, release or other handling or disposition of any kind.

     "Intangible Properties" shall have the meaning set forth in Section 2.13.

     "Loews M762 Guaranty" means that portion of the Loews Corporation

Guaranty (the form of which is attached hereto as Exhibit 3) guaranteeing the performance by Seller of the M762 Obligation (as defined in the Loews

Corporation Guaranty) subject to an overall aggregate limit of $6,470,000.

     "Loss" or "Losses" shall mean any and all liabilities, losses, damages,

claims, costs and expenses, interest, awards, judgements and penalties

(including, without limitation, reasonable attorneys' fees and expenses)

suffered or incurred, directly or indirectly.

     "Material Adverse Effect" means a material adverse effect on the operations, assets, condition (financial or otherwise) or Business as conducted by BTI.

                                    ix

     "Material Adverse Change" means a material adverse change in the operations, assets, condition (financial or otherwise) or Business as conducted by BTI.

     "Multiemployer Plan" shall have the meaning set forth in Section 2.24.

     "Olin" means Olin Corporation.

     "Pension Plan" shall have the meaning set forth in Section 2.24.

     "Post Retirement Health Care Costs" means any and all costs or liabilities relating to post retirement health care costs of employees of BTI or its

Predecessors arising under or relating to employee benefit plans adopted by BTI or its Predecessors on or before the Closing Date.

     "Predecessors" means companies as to which BTI is a successor including,

without limitation, Bulova Systems and Instruments Corporation and Hamilton

Technology, Inc., but not including predecessors to Hamilton Technology, Inc.

     "Presence of Substances" means the existence of one or more Substances at a level that exceeds an applicable threshold requiring Remediation by an

Environmental Agency under an Environmental Law in effect as of the Closing

Date.

     "Product Claim(s)" shall have the meaning set forth in Section 4.11.

     "Real Property" means the real property and improvements thereon located at

101 Queen Street, Lancaster, Pennsylvania and the real property and improvements thereon located at 1000 Stoney Battery Road, Lancaster, Pennsylvania.

     "Receivables" shall have the meaning set forth in Section 7(a).

                                     x

     "Remediation" means the delineation of the nature and extent of the

Presence of Substances, and removal or clean up of Substances in response to the requirements of Environmental Laws in effect on the Closing Date which are conducted in coordination with an applicable Environmental Agency.

     "Schedule" means a schedule referenced in and attached to this Agreement.

     "Substances" means asbestos, or any toxic or hazardous wastes or substances as presently defined in any Environmental Laws.

     "Waste Removal Claims" shall have the meaning set forth in Section 4.9(c).

     "Welfare Plan" shall have the meaning set forth in Section 2.24.

                                      xi

                                MERGER AGREEMENT



     Merger Agreement entered into on January 17, 1995, by Bulova Technologies,

Inc., a New York corporation ("BTI"), BTI Acquisition  Corporation, a Delaware

corporation ("Buyer"), and Bulova Corporation, a New York corporation (the

"Seller").

                              W I T N E S S E T H :

     WHEREAS, the General Corporation Law of the State of Delaware (the

"DGCL") permits a merger of a New York corporation with and into a Delaware corporation;

     WHEREAS, the New York State Business Corporation Law (the "BCL")

permits a merger of a New York corporation with and into a Delaware corporation;

and

     WHEREAS, BTI and Buyer and their respective stockholders and Boards of

Directors deem it advisable and to the advantage, welfare and best interests of

BTI and Buyer and their respective stockholders to merge BTI with and into

Buyer pursuant to the provisions of the DGCL and the BCL and upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by Buyer and

                                      1

approved by a resolution adopted by its stockholders and Board of Directors and being thereunto duly entered into by BTI and approved by a resolution adopted by its stockholders and Board of Directors, the Merger Agreement and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this  Agreement set forth.

1.     The Merger.
       ----------
       1.1  The Merger.  Upon the terms and subject to the conditions of this
            ----------
Agreement and in accordance with the DGCL and the BCL, on the Closing Date (as hereinafter defined), BTI shall be merged with and into Buyer (the "Merger").

       1.2  Effective Time; Closing.  (a)  The Merger shall become effective at
            -----------------------
the time (the "Effective Time") of the filing of Certificates of Merger with the Office of the Secretary of State of the State of Delaware and the Office of

the Secretary of State of the State of New York in such forms as are required by, and executed in accordance with the relevant provisions of, the DGCL and the

BCL.

       (b)  The closing of the Merger (the "Closing") shall take place at 10:00

a.m. on January 17, 1995, at the offices of Eaton & Van Winkle, 600 Third

Avenue, New York, New York, unless another date or place is agreed to by the parties.  The date on which the Closing occurs is hereinafter referred to as the "Closing Date".

                                      2

       1.3  Effects of the Merger.  (a)  At the Effective Time, the separate
            ---------------------
corporate existence of BTI shall cease, BTI shall be merged with and into Buyer,

and BTI and Buyer shall become a single company, which shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"),

and the Surviving Corporation, without further action, shall be governed by the laws of the State of Delaware and shall possess all the rights, privileges,

powers and franchises, public and private, of both BTI and Buyer and shall be subject to all the debts, liabilities, obligations, restrictions, disabilities and duties of both BTI and Buyer.

       (b)  The Certificate of Incorporation and By-laws of Buyer, as in effect immediately prior to the Effective Time, shall be the Certificate of

Incorporation and By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

       (c)  The directors and officers of Buyer in office immediately prior to the Effective Time shall constitute the directors and officers of the Surviving

Corporation, all of whom shall hold their positions and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the Certificate of  Incorporation or

By-laws of the Surviving Corporation.

       1.4  Conversion of Securities.  (a)  At the Effective Time, by virtue of
            ------------------------
the Merger and without any action on the part of any stockholder of Buyer, each share of

                                      3

capital stock of Buyer that is issued and outstanding immediately prior to the

Effective Time shall not be converted or exchanged in any manner, but each said share shall continue to represent one issued share of the Surviving Corporation.

       (b)  At the Effective Time, all of the shares of common stock, no par value (the "Shares") of BTI that are issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger

Consideration (as hereinafter defined), and the Shares, as such, shall be deemed canceled and eliminated.

       (c)  At the Closing, in payment of the Merger Consideration, Buyer will deliver to Seller its Demand Note, substantially in the form of Exhibit 1 attached hereto with the blanks appropriately filled in (the "Demand Note"), in a principal amount equal to the Merger Consideration, payable to Seller against receipt of evidence satisfactory to Buyer that certificates for the Shares have been surrendered for cancellation pursuant to the Merger.  As set forth in the

Closing Agreement Letter dated and executed as of the date hereof, immediately following the Merger, Buyer will demand payment of, and the Buyer will pay, the

Demand Note.

       1.5  Merger Consideration.  The consideration (the "Merger

Consideration") to be paid to Seller in respect of the Merger shall be the amount equal to the sum of (i) Twenty Million Dollars ($20,000,000) plus (ii)

Five Hundred Seventy-Five Thousand Dollars ($575,000), plus (iii) Two Hundred

Thirty-Five Thousand Dollars

                                       4

($235,000), for a total of Twenty Million Eight Hundred Ten Thousand Dollars

($20,810,000).

       1.6  Further Assurances.  If at any time after the Effective Time the
            ------------------
Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary,

desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of BTI or

Buyer, or (b) otherwise to carry out the purposes of this Agreement, the

Surviving Corporation and its proper directors and officers or their designees shall be authorized to execute and deliver, in the name and on behalf of each such corporation, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of each such corporation, all such other acts and things necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, its right, title or interest in, to or under any of the rights,

privileges, powers, franchises, properties or assets of such corporations and otherwise to carry out the purposes of this Agreement.

       1.7  Documents to Be Delivered by Seller to Buyer at the Closing.  At
            -----------------------------------------------------------
the Closing, Seller shall deliver to Buyer:

            (1)  evidence satisfactory to Buyer that a stock certificate or certificates for the Shares have been surrendered for cancellation pursuant to the Merger;

                                      5

            (2)  a certificate of Seller in the form of Exhibit 2 certifying as to certain corporate matters, together with all of the attachments referred to therein;

            (3)  such documentation as Buyer may reasonably request evidencing the consummation of the transactions contemplated by Section 4.1;

            (4)  a Guaranty Agreement (the "Guaranty") in the form of Exhibit 3 hereto executed by Loews Corporation ("Loews") pursuant to Section 4.12 hereof up to a maximum of $8,185,000; and pursuant to Section 5 up to a maximum of six million four hundred seventy five thousand dollars

       ($6,475,000);

            (5)  the written opinions in the forms attached hereto as Exhibits

       4(a) and 4(b);

            (6)  the written resignations of certain of the directors and officers of FSC, as designated by Buyer prior to the Closing;

            (7)  the Trade Name Agreement in the form of Exhibit 8; and

            (8)  such other documents as Buyer or its counsel may reasonably request.

       1.8  Documents to be Delivered by Buyer to Seller at the Closing.  At
            -----------------------------------------------------------
 the Closing, Buyer will deliver to Seller:

            (1)  The Demand Note in payment of the Merger Consideration;

                                        6

            (2)  a certificate of Buyer in the form of Exhibit 5 certifying as to certain corporate matters, together with all of the attachments referred to therein;

            (3)  the written opinion set out and attached hereto as Exhibit 6;

            (4)  the allocation in the form of Exhibit 7;

            (5)  the Trade Name Agreement in the form of Exhibit 8; and

            (6)  such other documents as Seller or its counsel may reasonably request.

2.   Representations and Warranties of Seller and BTI.
     ------------------------------------------------
     Seller and BTI each hereby represents and warrants to Buyer as follows:

     2.1  Title to the Shares.  Seller has at the Closing, good, valid and inde-
          -------------------
feasible title to the Shares, free and clear of all claims, security interests,

liens, encumbrances, options, restrictions and charges of any kind whatsoever,

other than those imposed by Buyer. There are no outstanding options, warrants or rights to purchase or acquire any of the Shares or any of the capital stock of BTI.

    2.2  Authority.  Each of BTI and Seller has the unrestricted power and the
         ---------
unqualified right to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by BTI and Seller have been duly authorized by all requisite corporate action on the part of BTI and Seller.

                                      7

This Agreement constitutes a legal, valid and binding obligation of BTI and

Seller, enforceable against each in accordance with its terms.

       2.3  Organization and Qualification.  Each of Seller and BTI is a
            ------------------------------
corporation duly organized and validly existing, and in good standing under the laws of its jurisdiction of incorporation, and BTI has all requisite corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified and licensed to do business and is in good standing in each jurisdiction where the nature of the property owned or business conducted requires such qualification or licensing, except where the failure to be so qualified or licensed will not have a Material Adverse Effect.  Set forth on Schedule 2.3 is a list of jurisdictions in which BTI is qualified to do business.  BTI is in compliance with all laws, regulations and requirements applicable to its business which, if it were not in compliance therewith, would have a Material Adverse Effect.

       2.4  No Legal Bar; Conflicts.  Neither the execution and delivery of this
            -----------------------
Agreement, nor the consummation of the transactions contemplated hereby, (i)

violates or will violate any provision of the certificate of incorporation or by-laws or other governing instrument of Seller or BTI, (ii) constitutes, or will constitute, a material violation of any applicable law, or (iii) violates or will violate, any order, judgement, writ, injunction, decree, determination of law, statute, ordinance, rule or regulation applicable to either Seller or

BTI or either of their respective assets or

                                      8

properties.  Except as set forth on Schedule 2.4, neither the execution and delivery of the Agreement, nor the consummation of the transactions contemplated hereby (a) materially violates or will materially violate, or (b) materially conflicts with or will materially conflict with, or (c) results in or will result in any material breach of any of the terms of, or (d) constitutes or will constitute a material default under, or (e) results in or will result in the termination of or the creation or imposition of any material lien pursuant to,

or (f) gives to any other person any material interest or right, including rights of acceleration, consent, termination or cancellation, in or with respect to, the terms of any material contract, commitment, agreement, lease,

understanding or arrangement of any kind to which BTI is a party or by which BTI or any of its assets are bound.

       2.5  Acquisition History.  On June 23, 1989, Bulova Systems and Instru-
            -------------------
ments Corporation, a New York corporation ("BSIC") acquired (the "Hamilton

Acquisition") all of the issued and outstanding capital stock of Hamilton

Technology, Inc., a Delaware corporation ("HTI"), pursuant to a Stock Purchase

Agreement dated such date (the "Hamilton Agreement") among BSIC, General Defense

Corporation, a Pennsylvania corporation ("GDC") and Olin Corporation, a Virginia corporation ("Olin").  On January 29, 1990, the corporate name of BSIC was changed to Bulova Technologies, Inc. ("BTI").  HTI was merged with and into BTI on or about January 1, 1991.  Except as set forth on Schedule 2.5, BTI has not used, since

                                      9

January 30, 1990, any other corporate or trade name, nor registered to do business under any other name.

       2.6  Subsidiaries.  BTI does not have any direct or indirect subsidiaries
            ------------
or own any capital stock or other securities, or have any equivalent interest in, any corporation, partnership or other business entity except for Bulova

Technologies International Corporation ("FSC"), incorporated under the laws of the U.S. Virgin Islands.

       2.7  Capitalization of BTI.  BTI has an authorized capital stock
            ---------------------
consisting solely of 100 shares of common stock, no par value, of which, as of the date hereof, 100 shares are issued and outstanding.  All of the issued and outstanding Shares of BTI have been duly authorized and validly issued, are fully paid and non-assessable, and are owned of record and beneficially by

Seller.  None of such Shares were issued in violation of any preemptive or other right.  BTI is not a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any capital stock or any other security of BTI or any other security exercisable or exchangeable for or convertible into any capital stock or any other security of BTI, and, except for this Agreement, there is no outstanding option, warrant or other right to subscribe for or purchase, or contract, agreement or arrangement with respect to, any capital stock or any other security of BTI or any other security exercisable or convertible into any capital stock or any other security of

                                      10

BTI.  Seller owns all of the Shares, free and clear of all security interests,

liens, claims, charges, restrictions, equities and encumbrances of any kind.

       2.8  Governmental Consents and Approvals.  Seller and BTI each have
            -----------------------------------
obtained all consents, authorizations and approvals under all statutes, laws,

ordinances, regulations, rules, judgments, decrees and orders of any court or governmental agency, board, bureau, body, department or authority or of any other person required to be obtained by Seller or BTI, in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby; provided, however, that neither Seller nor

BTI makes any representation or warranty in this Agreement regarding any requirement for a novation of any contract with the Government to which BTI is a party as of the Closing Date, in connection with the Merger.

       2.9  Governmental Authorizations and Regulations.  All material licenses,
            -------------------------------------------
franchises, permits, approvals and other governmental authorizations held by BTI or FSC are valid, and neither BTI nor FSC has received any written notice or, to the Best Knowledge of Seller, oral notice, that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization which action would have a Material Adverse

Effect.  BTI and FSC hold all licenses, franchises, permits, approvals and other governmental authorizations the absence of any of which would have a Material

Adverse Effect.

                                      11

Set forth on Schedule 2.9 is a list of all governmental licenses, franchises and permits, held by BTI or FSC.

       2.10 Financial Statements; Absence of Undisclosed Liabilities.  (a)
            --------------------------------------------------------
Seller has delivered to Buyer balance sheets of BTI and its consolidated subsidiary FSC as at December 31, 1991, 1992 and 1993 and statements of operations and deficit, and cash flows for each of the three years then ended,

audited by Deloitte & Touche.  Seller has also delivered to Buyer an unaudited balance sheet of BTI as at September 30, 1994 and a statement of profit and loss and related notes for the period ended September 30, 1994 (collectively, the

"1994 Balance Sheet").  Except as otherwise noted therein, all of such financial statements are in accordance with the books and records of BTI, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding periods and fairly present the financial position and the results of operations and cash flows of BTI, as at the dates thereof and for the periods indicated.

       (b)  Except for (i) liabilities set forth on any Schedule or reflected or reserved against on the 1994 Balance Sheet and (ii) liabilities incurred since

September 30, 1994 in the ordinary course of business consistent with past practice which are not set forth in any Schedule and which in the aggregate have not had a Material Adverse Effect, BTI has no material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise which are required to be disclosed on the 1994

                                      12

Balance Sheet or in footnotes to the financial statements referred to above in accordance with generally accepted accounting principles, and not so disclosed.

       2.11 Real Property.  (a)  Schedule 2.11(a) sets forth a true and complete
            -------------
list and a summary description of all the land and improvements thereon owned by

BTI, and a description of the use of each such parcel (the "Real Property").

Except as set forth on Schedule 2.11(a), (i) BTI has good title to each parcel of Real Property, free and clear of any mortgage, liability, claim, security interest, lien or encumbrance other than liens for current taxes not yet due and payable and easements, restrictions and defects as do not have a Material

Adverse Effect and (ii) there are no encroachments or projections by any property of others upon any part of the Real Property, nor does any part of the

Real Property encroach or project upon other properties, which encroachments or projections would have a Material Adverse Effect.

       (b)  Except as set forth on Schedule 2.11(b), there are no pending or,

to the Best Knowledge of Seller, threatened condemnation or similar proceedings or proceedings for the reduction of assessed valuation, against the Real

Property or any portion thereof, or relating to or arising out of the interest of BTI in the Real Property or any portion thereof, in any court or before or by any federal, state, county or municipal department, commission, board, bureau,

agency, or other

                                      13

governmental instrumentality, and no portion of the Real Property is subject to any special assessment.

       (c)  Schedule 2.11(c) identifies each lease under which BTI or FSC is the lessee of any real property. The property described in all such leases is presently used in the business currently conducted by BTI or FSC. BTI and/or FSC has all right, title and interest of the lessee under the terms of all such leases.  No event has occurred which (with the passage of time or the giving of notice) would impair any right of BTI or FSC to exercise and obtain the benefits of any options contained in any such lease. All payments required to be made to date by the lessee under each such lease have been made. Neither Seller, BTI nor

FSC has received any written notice or, to the Best Knowledge of Seller, oral notice of default under any such lease, nor has any event occurred which (with the passage of time or the giving of notice) would constitute such a default or result in or permit the termination or acceleration of any such lease, by or in the name of the Lessor.

       (d)  Except as set forth on Schedule 2.11(d), there are no subleases,

loan agreements, mortgages, trusts, or similar undertakings, agreements or commitments entered into or granted by BTI with respect to the Real Property.

       (e)  To the Best Knowledge of Seller, no portion of the Real Property is in violation of, or used or occupied in a manner in violation of, any building code, zoning ordinance, or certificate of occupancy, which violation would have a Material

                                      14

Adverse Effect.  Seller has delivered to Buyer a true and correct copy of the certificate of occupancy for each parcel of Real Property.  Except as set forth on Schedule 2.11(e), no variances, exceptions or similar permits have been obtained by or on behalf of BTI with respect to any of the Real Property.

       2.12 Tangible Personal Property.  (a)  Schedule 2.12(a) sets forth a true
            --------------------------
and complete listing by type of property and location, of all items of tangible personal property (excluding inventory) having a value in excess of one hundred thousand dollars ($100,000) which are owned by BTI or FSC.  BTI or FSC has good title to all of the personal property shown on Schedule 2.12(a) or purported to be owned by it, free and clear of any mortgages, liabilities, claims, security interests, liens or encumbrances except as set forth on Schedule 2.12(a).  All of such personal property shown on Schedule 2.12(a) has been maintained in accordance with BTI's or FSC's, as the case may be, customary maintenance practices.  All inventory owned by BTI or FSC, or for which BTI or FSC has received progress payments from the Government is, to the Best Knowledge of

Seller, located on either the Real Property, the leased real property identified on Schedule 2.11(c), or as set forth on Schedule 2.12(a).

       (b)  Schedule 2.12(b) sets forth a true and complete listing of all items of tangible personal property (excluding customer and Government furnished material, equipment and property) which are not owned by BTI or FSC but which are utilized

                                      15

by BTI or FSC. With respect to each such item, such list contains a true and correct description of the owner of such item and the lease, license or other agreement pursuant to which BTI or FSC is entitled to the use or possession of such item.  Each lease, license or other agreement set forth on such listing is valid, subsisting and in full force and effect in accordance with its terms, and to the Best Knowledge of Seller, without objection by any governmental agency or third party which could result in the termination, revocation or suspension thereof.  To the Best Knowledge of Seller, there is not existing any material breach of or default under any such lease, license or other agreement (or any state of facts which, with notice, lapse of time or the occurrence of any other event, would constitute a breach or default), or any unauthorized or unlawful use of the property covered thereby.

       (c)  Seller has advised Buyer that from time to time the Government has furnished equipment, materials and property to BTI or it predecessors

("Government Property") which are or have been utilized by BTI or such predecessor.  Notwithstanding anything in this Agreement to the contrary, Buyer acknowledges that Seller has made no representation or warranty regarding any such Government Property.

       2.13 Certain Intangible Properties.  Schedule 2.13 contains a true and
            -----------------------------
complete description of all licenses and permits relating to intellectual property and all copyrights, patents, trademarks, service marks and trade names,

owned or used by, and applications for any of the foregoing made by BTI

(collectively, the "Intangible

                                      16

Properties") and all contracts, agreements, licenses or other rights with respect to each of the foregoing.  The Intangible Properties listed or described on Schedule 2.13 constitute all of the material licenses and permits relating to intellectual property and all of the material copyrights, patents, trademarks,

service marks and trade names used or held for use in, the conduct of the

Business of BTI as presently conducted.  All such rights are subsisting and in full force and effect in accordance with their terms, without objection known to

Seller by any governmental agency or third party which might result in the revocation or suspension thereof, or interference with or infringement on or by the rights of any other person where, in any such case, any such failure would have a Material Adverse Effect.  To the Best Knowledge of Seller, neither

Seller nor BTI has received any notice with respect to, any alleged infringement or unlawful use by BTI or by any third party of any such license, permit, patent or any trademark, service mark, trade name, copyright or other intangible property right owned or alleged to be owned by others, and the execution,

delivery and performance of this Agreement will not constitute any basis for the revocation or suspension of any such license, permit or right or any application therefor, which revocation or suspension would have a Material Adverse Effect.

       2.14 Contracts.  Except as set forth on Schedule 2.14, neither BTI nor
            ---------
FSC is a party to any written or oral:

                                           17

        (i)  consulting contract or other contract for personal services involving a payment of more than ten thousand dollars ($10,000) annually;

       (ii)  lease, as lessor, with respect to any property, real or personal,

     involving a payment of more than ten thousand dollars ($10,000) annually;

      (iii)  agreement or instrument relating to any indebtedness;

       (iv)  contract of purchase by BTI or FSC of goods or services involving in any one instance fifty thousand dollars ($50,000) or more;

        (v)  contract with any agent, dealer or distributor;

       (vi)  stand-by letter of credit, guarantee or performance bond;

      (vii)  contract or agreement restricting the ability of any person from freely engaging in any business or competing anywhere in the world;

     (viii)  contract not made in the ordinary course of business; or

       (ix)  any other contract, involving a cost expenditure by BTI or FSC,

     after the Closing Date, of fifty thousand dollars ($50,000) or more.

     Each contract or other agreement listed on Schedule 2.14 is in full force and effect and, to the Best Knowledge of Seller, is valid and enforceable by BTI in

                                      18

accordance with its terms assuming the due authorization, execution and delivery thereof by each of the other parties thereto.  Neither BTI nor, to the

Best Knowledge of Seller, any other party is in default in the observance or the performance of any term or obligation to be performed by it under any contract listed on Schedule 2.14.  Seller has delivered to Buyer true and complete copies of all contracts listed on Schedule 2.14 as in effect on the date hereof.

       2.15 Inventory and Work in Process; Backlog.  (a)  All raw material,
            --------------------------------------
inventory and work in process ("Inventory") of BTI reflected on the 1994 Balance

Sheet is owned and held by BTI, free and clear of liens, security interests or other encumbrances, except to the extent that any of such inventory has been disposed of in the ordinary course of business since September 30, 1994 and except as may arise in favor of the U.S. Government with respect to progress payments.  Schedule 2.15(a) sets forth a true and complete list of the amounts of progress payments received by BTI with respect to each of its outstanding contracts as of December 31, 1994.  Except as set forth on Schedule 2.15(a),

none of such Inventory has been manufactured other than against contracts in effect on the Closing Date and awarded to BTI.

       (b)  Schedule 2.15(b) describes, by sales contract, each sales contract and the backlog with respect to each such contract as of November 30, 1994.

       2.16 Suppliers.  Schedule 2.16 contains a list of BTI's twenty largest
            ---------
 suppliers of goods (measured by dollar volume) during fiscal year 1994 through

                                      19

November 30, 1994 showing, with respect to each, the name and address and dollar volume (including the principal categories of products bought).  Except as set forth on Schedule 2.16, BTI is not required to provide or obtain any bonding or other financial security arrangements in connection with any of the transactions with any of BTI's suppliers in the ordinary course of its business.  Except as set forth on Schedule 2.16, neither Seller nor BTI has received any written communication or, to the Best Knowledge of Seller, oral communication of any intention of a supplier of BTI identified as one of BTI's twenty largest suppliers on Schedule 2.16 to discontinue its relationship as a supplier of, or materially reduce its sales to BTI.

       2.17 Compliance with Law.  Except as otherwise set forth on Schedule
            -------------------
2.17, BTI and FSC are in compliance with all applicable statutes, rules,

regulations, ordinances, codes, orders, licenses, franchises, permits,

governmental authorizations and governmental concessions, as such apply to BTI,

FSC or their businesses, assets or operations, including, without limitation,

any applicable building, zoning, labor, environmental, export, occupational safety, health or other law, ordinance or regulation, except for violations which would not have a Material Adverse Effect.

       2.18 Government Contracts.  (a)  Schedule 2.18 sets forth a true and
            --------------------
complete list of (1) all Government Contracts to which BTI is a party and (2)

all contracts in which BTI acts as a subcontractor at any tier in the performance of a Government Contract.  Except as described on Schedule 2.18 (i)

assuming that all

                                      20

required actions on the part of the Government have been properly taken, all contracts of BTI with the Government have been legally awarded and are valid and binding on the parties thereto; (ii) no payment has been made by BTI, BSIC or to the Best Knowledge of Seller, any Predecessor or by any person acting on their behalf, to any person relating to the award to BTI or any Predecessor of any Government Contract in violation of applicable laws or regulations; (iii)

except as set forth on Schedule 2.18, to the Best Knowledge of Seller, no state of facts exists which could give rise to a termination of any Government

Contract to which BTI is a party or any claim against BTI or any Predecessor arising thereunder, including, but not limited to, any claim for price adjustment under the Truth in Negotiations Act or other request for negotiated reduction in the contract price, by any government agency or authority concerning the award or performance of any Government Contract which, if adversely determined, would have a Material Adverse Effect; (iv) BTI has not been debarred or suspended from participation in the award of contracts with the

Government and no proceedings therefor are pending and there is no basis therefor; (v) BTI's cost accounting and procurement systems are in compliance with all applicable Government regulations in all material respects; (vi) to the

Best Knowledge of Seller, BTI is not the subject of any investigation by any federal, state or local government relating to its Government Contracts that could lead to criminal or civil penalties; and (vii) each written certification provided by BTI in connection with any claim submitted

                                      21

under or in connection with any Government contract, including any contract in which BTI acts as a subcontractor at any tier, is true and accurate to the extent required by the Federal Acquisition Regulations.

       (b)  Contract No. DAAA09-81-G-0026 Modification P0009 has been completed and closed between the Government and BTI and neither BTI nor any Predecessor is or may become liable to the Government in connection with such contract.

       2.19 Payments and Boycotts.  Neither Seller, BTI, nor FSC nor any of
            ---------------------
their respective officers, directors, employees or agents, has, directly or indirectly, within three years prior to the date hereof, given or made or agreed to give or make on behalf of BTI or FSC, any political contribution or any commission, payment, gratuity, gift, or similar benefit, or received any rebate,

kickback, gratuity, gift or similar payment or benefit in violation of any applicable law to or from any customer, supplier, governmental employee or other person (foreign or domestic) who is or may be in a position to help or hinder the businesses of BTI or FSC or assist BTI or FSC in connection with any actual or proposed transaction (including, without limitation, where any such action could subject BTI or FSC to liability under the Foreign Corrupt Practices Act of

1977, the Export Administration Act, the Internal Revenue Code of 1986, any

anti-boycott laws or other applicable laws).  Seller has not, during such period, filed any report with the Securities and Exchange Commission which

                                      22

disclosed that Seller,  BTI or FSC engaged in any of the foregoing practices in connection with BTI or FSC or the business or operations of BTI or FSC.  Neither

Seller, BTI nor FSC has participated, during such period, directly or indirectly, in any boycotts in connection with BTI or FSC or the businesses or operations of BTI or FSC (including, without limitation, any international boycott as described in Section 999 of the Code).

       2.20 [Intentionally Omitted]

       2.21 Litigation.  Except as listed on Schedule 2.21 there are no actions,
            ----------
suits or proceedings (excluding workers compensation claims and routine employee grievances), nor has Seller, BTI or FSC received written notice or, to the Best of Seller's Knowledge, oral notice of any claim, investigation or examination pending against BTI or FSC or either of their business, properties, assets or securities, nor, to the Best Knowledge of Seller, are any of the foregoing threatened against BTI or its business, properties, assets or securities, at law or in equity, before or by any federal, state or municipal court or other governmental department, commission, board, bureau, agency or instrumentality,

domestic or foreign, which, if adversely determined, either individually or in the aggregate, would result in a monetary judgment against BTI or FSC of ten thousand dollars ($10,000) or more or which would otherwise have a Material

Adverse Effect, or which questions the validity or

                                      23

seeks to prevent the consummation of this Agreement or the transactions contemplated hereby.

       2.22 Tax Matters.  (a)  All federal, state, local and foreign tax
            -----------
returns, reports and statements required to be filed by BTI and FSC (and each

Affiliate with which BTI files consolidated, combined or unitary returns) have been properly and timely filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, all such returns, reports and statements are correct and complete in all material respects and all Charges (as hereinafter defined) and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for the nonpayment thereof, unless any such amounts are being contested in good faith by appropriate proceedings and an adequate reserve has been established on the 1994

Balance Sheet, or any such fine, penalty, interest, late charge or loss has been paid.  For purposes of this Agreement, "Charges" shall mean all federal, state,

county, city, municipal, local, foreign or other governmental taxes, levies,

assessments and charges, liens, claims or encumbrances upon or relating to (i)

BTI's or FSC's employees, payroll, income or gross receipts, (ii) BTI's or FSC's ownership or use of any of its assets, or (iii) any other aspect of BTI's or

FSC's business, in each case including any and all interest and penalties.

                                      24

       (b)  Each of BTI and FSC has paid when due and payable all Charges required to be paid by it, except where contested in good faith, by appropriate proceedings and where both adequate reserves therefor have been established on the 1994 Balance Sheet in accordance with generally accepted accounting principles and such nonpayment would not have a Material Adverse Effect.  The provisions for taxes due by BTI and FSC shown on the 1994 Balance Sheet are sufficient for all unpaid Charges, whether or not disputed.

       (c)  Schedule 2.22(c) sets forth, for each of BTI and FSC, those taxable years for which tax returns are currently being audited by the Internal Revenue

Service (the "IRS").  No issue has been raised or settled in any such examination that, by application of similar principles, reasonably may be expected to result in an assertion of a material deficiency for any other taxable year not so examined that has not been accrued on the 1994 Balance Sheet of BTI as at September 30, 1994 in accordance with generally accepted accounting principles.  Neither BTI nor FSC has settled, issued or has entered into a closing agreement with respect to any tax year for which an audit or examination has been concluded that, by application of similar principles, reasonably may be expected to result in a material deficiency for any other taxable year not so examined (or currently under examination) that has not been accrued on the balance sheet of BTI in accordance with generally accepted accounting principles.  There is no issue known to BTI relating to any Charge (federal or otherwise) that, if

                                      25

determined adversely to BTI or FSC, would result in the assertion of any material deficiency for any taxable year that has not been accrued on the balance sheet of BTI as at September 30, 1994.

       (d)  Except as set forth on Schedule 2.22(d), neither BTI nor FSC has executed or filed with the IRS or any other governmental authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charge.

       (e)  Except as set forth on Schedule 2.22(e), neither BTI nor FSC has filed a consent pursuant to Section 341(f) of the Internal Revenue Code of

1986, as amended (the "Code"), or agreed to have Section 341(f)(2) of Code apply to any disposition of subsection (f) assets (as such term is defined in

Section 341(f)(4) of the Code).  Neither BTI nor FSC has made any payment, is obligated to make any payment, or is a party to any agreement that could, under certain circumstances, obligate it to make any payment, that will not be deductible under Section 280G of the Code.  Each of BTI and FSC has disclosed on its federal income tax returns all positions taken thereon that could give rise to a substantial understatement of federal income tax within the meaning of

Section 6661 of the Code.

       (f)  Except as set forth on Schedule 2.22(f), none of the property owned by BTI or FSC is property which such company is required to treat as being owned by any other person pursuant to the provisions of Section 168(f)(8) of the Internal

                                      26

Revenue Code of 1954, as amended, and in effect immediately prior to the enactment of the Tax Reform Act of 1986 or is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

       (g)  Except as set forth on Schedule 2.22(g) neither BTI nor FSC has agreed to or has been requested to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method initiated by BTI or FSC and neither BTI nor FSC has any knowledge that the IRS has proposed any such adjustment or change in accounting methods.

       (h)  Except as set forth on Schedule 2.22(h), neither BTI nor FSC has any obligation under any written tax sharing agreement.

       2.23 Employee Relations.  Schedule 2.23 sets forth a true and complete
            ------------------
list of all collective bargaining agreements, all written or, to the Best

Knowledge of Seller, oral employment contracts (other than BTI's standard terms of employment and payroll practices), and all other binding arrangements relating to the employment of any of the employees of BTI.  Except as noted on

Schedule 2.23, BTI has performed in all material respects the obligations required to be performed under all arrangements set forth on Schedule 2.23, and no such arrangement will be terminated or reopened by reason of this Agreement or the transactions contemplated hereby.  BTI (i) is not a party to, involved in or, to the Best Knowledge of Seller, threatened  by, any labor dispute or unfair labor practice charge, excluding routine employee

                                      27

grievance claims, (ii) is not currently negotiating any collective bargaining agreement and (iii) has not experienced any strikes, work stoppage, slow-down,

job action, lock-outs, or similar labor trouble during the last three years

(excluding routine employee grievance claims).  Schedule 2.23 sets forth a true and complete list as of the close of business on January 12, 1995 of (a) all pending employee grievance claims and arbitrations, and charges of discrimination in employment or in employment practices to which BTI is a party,

(b) a true and complete list of all employees terminated or laid off within the

90 day period immediately preceding the Closing Date and (c) a listing of all increases in compensation of ten thousand dollars ($10,000) or more and all payments of loans to employees, officers and directors of BTI and its

Affiliates, by individual, date and amount, paid by BTI in 1994 or which BTI in

1994 obligated itself to pay.

       2.24 ERISA.  (a)  Schedule 2.24(a) contains a complete list of "Plans,"
            -----
consisting of each

            (i)  "employee welfare benefit plan," as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended

       ("ERISA"), to which Seller, BTI or any of their respective subsidiaries contributes or is required to contribute with respect to employees of

       BTI, including each multiemployer welfare plan ("Welfare Plan"), and sets forth the amount of any liability of Seller, BTI or such subsidiary for payments to each such Welfare

                                      28

       Plan with respect to employees of BTI that are more than thirty (30) days past due;

            (ii)  "multiemployer pension plan," as defined in Section 3(37) of

       ERISA, to which Seller or BTI (or any entity which is a member of a

       "controlled group of corporations" therewith or is under "common control"

       therewith as defined in Section 414(b) or (c) of the Code ("Common

       Control Entity")) has contributed or been obligated to contribute at any time after January 1, 1991 with respect to employees of BTI

       ("Multiemployer Plan");

           (iii)  "employee pension benefit plan," as defined in Section

       3(2) of ERISA (other than a Multiemployer Plan) to which Seller, BTI or any Common Control Entity contributes or is required to contribute with respect to employees of BTI ("Pension Plan"); and

            (iv)  deferred compensation plan, bonus plan, stock option plan,

       employee stock purchase plan, severance or termination plan, and any other employee benefit plan, agreement, arrangement or commitment binding on BTI, maintained by Seller or any of its Affiliates or any Common

       Control Entity with respect to employees of BTI, other than normal payroll practices and policies concerning holidays, vacations, severance and salary continuation during short absences for illness or other reasons.

                                      29

       (b)  Schedule 2.24(b) sets forth the contributions paid by BTI to each

Pension Plan for year 1994.  Notwithstanding anything in this Agreement to the contrary, Buyer acknowledges that Seller makes no representation or warranty,

directly or indirectly, with respect to the "funded" or "unfunded" status of, or as to the sufficiency of the assets of, any Plan.

       (c)  Except as described in Schedule 2.24(c), no event has occurred or,

to the Best Knowledge of the Seller, is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of

ERISA, and no notice of termination has been filed by the plan administrator pursuant to Section 4041 of ERISA or issued by the Pension Benefit Guaranty

Corporation pursuant to Section 4042 of ERISA with respect to any pension benefit plan described in Schedule 2.24(c) subject to ERISA.  No prohibited transaction (as defined in Section 4975 of the Code) has occurred with respect to any employee benefit plan maintained by either BTI or any Common Control

Entity for the benefit of employees of BTI.

       (d)  True and complete copies of each of the following documents have been made available by Seller to Buyer:  (i) each Welfare Plan, Multiemployer

Plan and Pension Plan, related trust agreement, annuity contract or other funding instrument, (ii) each plan, agreement, arrangement and commitment referred to in subsection (a)(iv), and a description, complete in all material respects, of any such Plan which is not in writing, (iii) the most recent determination letter issued by the Internal Revenue

                                      30

Service with respect to each Pension Plan, (iv) the most recently filed Annual

Report on Form 5500 Series required to be filed with any governmental agency for each Welfare Plan, Multiemployer Plan and Pension Plan and (v) the most recent actuarial report prepared for each Pension Plan for which actuarial reports are required to be prepared.

       2.25 Officers and Key Employees.  Schedule 2.25 contains a list of all
            --------------------------
officers of BTI and all other employees of BTI whose current annual salary or rate of compensation from BTI is seventy-five thousand dollars ($75,000) or more.

       2.26 Insurance.  BTI and its properties are insured under policies issued
            ---------
to Loews under the Loews insurance program.  To the Best Knowledge of Seller,

the policy holder and BTI have complied in all material respects with the provisions of such policies, and such policies are in full force and effect.

BTI will be removed from such policies effective with the Closing Date for occurrences thereafter.

       2.27 Bank Accounts and Powers of Attorney.  Schedule 2.27 contains a
            ------------------------------------
true and complete list of all banks or other financial institutions in which

BTI as of the Closing Date will have an account, line of credit, safe deposit box or lockbox and the applicable account numbers, safe deposit or lockbox numbers.  Schedule 2.27 also identifies the names of all persons, if any,

holding a power of attorney from BTI or from Seller with respect to BTI, and the names of all persons with access to any BTI account, line of credit, safe deposit box or lockbox.

                                      31

       2.28 Absence of Material Changes.  Since September 30, 1994, there has
            ---------------------------
not been:

            (i)  any Material Adverse Change, except as set forth on Schedule

       2.28(i);

           (ii)  any, destruction, or damage (whether or not covered by insurance) to any of the assets or properties of BTI which would have a

       Material Adverse Effect;

          (iii)  any checks (other than payroll checks) issued by BTI or FSC except as listed on Schedule 2.28(iii), which is true and correct in all material respects;

           (iv)  any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of BTI; or any direct or indirect redemption, purchase, issuance or other acquisition or disposition by BTI of any such stock, or any grant of any option or making of any commitment relating to any such stock;

            (v)  any material changes in BTI's accounting policies, procedures or methodologies or any material failure to maintain BTI's records on a basis consistent with past practice;

           (vi)  any grant of any severance or termination pay by BTI to any officer or employee of BTI except in accordance with BTI's standard practices,

                                      32

            any entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement)

            with any officer, director or employee of BTI, any increase in benefits payable by BTI under any existing severance or termination pay policies or employment agreements;

               (vii)  except as set forth on Schedule 2.28(vii), any payment or discharge of outstanding indebtedness other than the Intercompany

            Debt;

              (viii)  any changes to the Intercompany Debt (as hereinafter defined), except as listed on and described in Schedule 2.28(viii)

            which is true and correct in all material respects;

                (ix)  except as set forth on Schedule 2.28(ix), any payment by or charge to BTI for any fees due Seller or its Affiliates in respect of Intercompany Obligations (defined in Section 4.1) at rates greater than the rate charged during the first quarter of

            1994;

                 (x)  any amendment to BTI's Certificate of Incorporation or By-

            Laws; or

                (xi)  any activity or transaction in which BTI has participated other than activities or transactions conducted in the ordinary course of business.

       2.29 Intercompany Transactions.  Schedule 2.29 lists all of the current
            -------------------------
agreements, contracts, proposals, bids and arrangements between BTI and any of

                                      33

Loews, Seller or their Affiliates.  Except as set forth on Schedule 2.29, as of the Closing Date, BTI will have no liability, whether accrued, contingent or otherwise, to any of Loews, Seller or their Affiliates except for life, health,

employee benefit insurance programs with CNA insurance on the same terms as in effect during the first quarter of 1994, and except for liabilities arising under this Agreement.

       2.30 Environmental Matters.  With respect to the Former BTI Property and,
            ---------------------
to the Best Knowledge of Seller, with respect to the Real Property except as set forth on Schedule 2.30, BTI (and any Predecessor) has no liability whatsoever,

contingent or determinable, which relates to Losses, including, without limitation, environmental costs incurred in connection with, arising out of,

resulting from or incident to the (i) Handling of Substances at any time prior to the Closing Date at any such property, including, without limitation, the effects of such Handling of Substances on resources, persons or property within or outside the boundaries of said property; (ii) the Presence as of the Closing

Date of Substances at, on or under any such property, regardless of how the

Substance or Substances came to rest on or under the property; or (iii) the failure prior to the Closing Date of the property to be in compliance with any

Environmental Laws existing at or at any time prior to the Closing Date.  Seller makes no representation in this Agreement as to the presence of underground storage tanks.  Notwithstanding the foregoing, however, any liability of Seller arising under

                                      34

this Section 2.30 with respect to matters covered by Section 4.9 shall be governed by the terms of Section 4.9.

       2.31 Minute Books/Records.  BTI's and FSC's minute books contain accurate
            --------------------
records of all meetings and all written corporate actions in lieu of meetings of their respective stockholders and boards of directors and committees thereof,

and complete and accurate copies of such minute books have been made available by Seller to Buyer.  BTI's and FSC's  stock record books contain accurate records of their respective issuance and transfer of all stock or other securities, and such stock transfer books have been provided by Seller to Buyer.

       2.32 Brokers.  All negotiations on behalf of Seller and Loews relative to
            -------
this Agreement and the transactions contemplated hereby have been carried on directly by them without the intervention of any broker, finder, investment banker or other third party.  Neither Seller nor Loews has engaged or authorized any broker, finder, investment banker or other third party to act on its behalf,

directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone's so acting, or knows of any claim for compensation for so acting or of any basis for such a claim.

                                      35

       2.33 Delivery of Contracts.  Seller has given or made available to Buyer
            ---------------------
true and correct copies of each of the contracts, agreements, instruments and other documents listed in the Schedules attached hereto.

       2.34 Notices of Violations of Representations, Warranties and Covenants.
            ------------------------------------------------------------------
Schedule 2.34 contains a list of the date and topic of any notification provided by Seller, BTI or its Predecessors to Olin or GDC pursuant to Section 8.3 of the

Hamilton Document or otherwise in which Seller, BTI or its Predecessors notified

Olin or GDC of their potential liability to BTI or its Predecessors based upon or arising out of any representation, warranty, covenant or agreement made under the Hamilton Document or the breach thereof.  To the Best Knowledge of Seller,

no material breach of any representations, warranties or covenants by Olin or

GDC under the Hamilton Document has occurred for which a notice pursuant to

Section 8.3 of the Hamilton Document or otherwise has not been provided.

       2.35 Surviving Hamilton Document Representations, Warranties, Covenants
            ------------------------------------------------------------------
and Indemnities.  Schedule 2.35 lists all representations, warranties, covenants
- ---------------
or indemnities provided by Olin or GDC to BTI or its Predecessors under the

Hamilton Document which by their terms have expired as of the Closing Date.

       2.36 Other Representations.  Seller makes no other representations or
            ---------------------
warranties to Buyer.

                                      36

3.  Representations and Warranties of Buyer.
    ---------------------------------------
    Buyer hereby represents and warrants to Seller and BTI as follows:

    3.1  Organization and Standing.  Buyer is a corporation duly organized,
         -------------------------
validly existing and in good standing under the laws of the State of Delaware,

with full power and authority to enter into this Agreement and to perform all of its obligations hereunder.

    3.2  Authority.  Buyer has the unrestricted power and unqualified right to
         ---------
enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action. This Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms.  Neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with or fulfillment of the terms and provisions hereof, will (i) conflict with or result in a breach or violation of any of the terms, conditions or provisions of the Certificate of

Incorporation or By-laws of Buyer; (ii) conflict with or result in a breach or violation of, or default or loss of a material benefit under, or permit the acceleration of any obligation under any provision of any agreement, indenture,

mortgage, lien, lease or other instrument or restriction of any kind to which

Buyer is a party or by which it or any of its assets or properties is otherwise bound; or (iii)

                                      37

violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its assets or properties.

       3.3  Brokers.  All negotiations on behalf of Buyer relative to this
            -------
Agreement and the transactions contemplated hereby have been carried on directly by it without the intervention of any broker, finder, investment banker or any other third party.  Buyer has not engaged or authorized any broker, finder,

investment banker or any other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with this Agreement or the transactions contemplated hereby, or has consented to or acquiesced in anyone's so acting, or knows of any claim for compensation for so acting or of any basis of such a claim.

       3.4  Hart-Scott-Rodino Notification.  Neither Buyer, Seller or BTI, nor
            ------------------------------
any of their Affiliates is required to file a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, by reason of the truth and accuracy of the following statements:  (1) no person (as that term is defined in 16 C.F.R. 801.1(a)(1)) will have the right to fifty percent

(50%) or more of the profits of Buyer or the right, in the event of dissolution,

to fifty percent (50%) or more of the assets of Buyer;  (2) Buyer does not have a regularly prepared balance sheet; and (3) the total assets of Buyer, less cash that will be used by Buyer in payment of the Merger Consideration, is less than ten million dollars ($10,000,000).

                                      38

       3.5  Access to Information.  Buyer acknowledges and agrees that it and
            ---------------------
its representatives have been given access to the offices, properties, records,

files and books of account of BTI for purposes of conducting an investigation of the financial condition, status, liabilities, contracts, business operations,

properties, litigation and other matters relating to BTI and that Buyer and its representatives have inspected, examined and investigated the same to their satisfaction.  Buyer acknowledges that Seller has given Buyer and its representatives the opportunity to ask questions of Seller and BTI and their respective officers, employees and agents regarding, and to obtain additional information with respect to, the foregoing matters and that Buyer and such representatives have received satisfactory responses to their inquiries and requests.

       3.6  Litigation.  Except as listed and described on Schedule 3.6, there
            ----------
are no actions, suits or proceedings, nor has Buyer received notice of any claim, investigation or examination, pending against Buyer or its businesses,

properties, assets or securities, at law or in equity, before or by any Federal,

State or municipal court or other governmental department, commission, board,

bureau, agency or instrumentality, domestic or foreign, which, if adversely determined, would have a material adverse effect on the business, properties or assets of Buyer or which questions the validity or seeks to prevent the consummation of this Agreement or the

                                      39

transactions contemplated hereby.  Schedule 3.6 contains an accurate description of each such pending action, suit, proceeding, claim or investigation or examination.

       3.7  Governmental Consents and Approvals.  Buyer has obtained all
            -----------------------------------
consents, authorizations and approvals under all statutes, laws, ordinances,

regulations, rules, judgments, decrees and orders of any court or governmental agency, board, bureau, body, department or authority or of any other person required to be obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

       3.8  Compliance with Law.  Except as set forth on Schedule 3.8, Buyer
            -------------------
has not received any written citation or notification alleging any material violation of any applicable statutes, rules, regulations, ordinances, codes,

orders, licenses, franchises, permits, authorizations and concessions with respect to which all material corrective actions have not been taken, except in any case where non-compliance would not have any material adverse effect on the assets, condition (financial or other), or business of Buyer.

       3.9  No Other Representations.  Buyer makes no other representations or
            ------------------------
warranties to Seller.

4.  Covenants of the Parties.
    ------------------------
       4.1  Intercompany Liabilities.  Immediately prior to the Closing Date,
            ------------------------
Seller will contribute $11,582,000 to the capital of BTI representing the full amount of the

                                      40

Intercompany Debt as of the Closing Date, which shall be in a principal amount not less than eleven million five hundred eighty two thousand dollars

($11,582,000).  In addition, on or prior to the Closing Date, Seller shall cause

BTI to pay all other Intercompany Obligations outstanding as of the Closing Date as listed on Schedule 4.1.  Accordingly, as of the Closing Date, BTI will have no liability or obligation, whether accrued, contingent or otherwise, to Loews,

Seller or any of their Affiliates except as provided in  Section 2.29.

       The term "Intercompany Debt" shall mean the open account advance by

Seller to BTI as reflected on the books and records of BTI.  The term

"Intercompany Obligations" shall mean all debts and liabilities of BTI to Seller of whatsoever kind and amount, whether accrued, contingent or otherwise,

including interest at the rate of ten percent (10%) per annum on the

Intercompany Debt (accrued but unpaid since September 30, 1994) but excluding the principal of the Intercompany Debt and excluding any debts and liabilities as may arise under this Agreement.

       4.2  Covenant Not to Compete.  In connection with the Merger hereunder,
            -----------------------
Seller covenants and agrees that until the third anniversary of the Closing

Date, neither it nor its subsidiaries will, directly or indirectly, re-enter the business of manufacturing Fuzes or acquire control of a company deriving, for either of its two most recent fiscal years, ten percent (10%) or more of its income from the business of manufacturing Fuzes.  If, in any judicial proceeding, a court refuses to enforce

                                      41

fully the covenant contained in the preceding sentence, then such covenant shall be deemed modified for the purpose of such proceeding to the extent necessary to permit the remainder thereof to be enforced.  In the event of any violation of the foregoing provisions of this Section 4.2, Buyer shall be entitled to injunctive relief, in addition to any other rights or remedies it may have, it being agreed that the damages which it would sustain upon any such violation are impossible to ascertain in advance.

       4.3  Confidentiality.  (a)  Seller covenants that, after the Closing, it
            ---------------
will not, prior to November 30, 1999, without the prior written consent of

Buyer, use itself or disclose to any third person Confidential Information,

except that Confidential Information with respect to BTI may be disclosed to accountants, counsel and other representatives of Seller and Loews who need to know such information for purposes of taxes, accounting, pending litigation and other matters necessary in respect of Seller's ownership, prior to the Closing

Date, of BTI unless in the opinion of Seller's counsel disclosure is required to be made under the Securities Act of 1933, the Securities Exchange Act of 1934,

as amended (the "1934 Act"), other applicable law or the regulations of the New

York Stock Exchange. In the event that Seller is requested or required by subpoena, civil investigation demand, interrogatories, requests for information,

or other similar process to disclose any Confidential Information supplied to

Seller in the course of its ownership of BTI, Seller will provide Buyer with prompt notice of such request or demand or other similar process

                                      42

so that Buyer may promptly seek an appropriate protective order or, if such request, demand or other similar process is not mandatory, waive Seller's compliance with the provisions of this Section 4.3, as appropriate. If, in the absence of a protective order or receipt of a waiver hereunder, Seller is nonetheless, in the opinion of Seller's counsel, required or compelled to disclose Confidential Information concerning BTI to any tribunal or governmental body, Seller may nevertheless disclose such information to such tribunal or government body without liability hereunder.  For purposes of this Section 4.3,

Seller shall include Seller and Loews, and their Affiliates.

       (b)  No failure or delay by Buyer in exercising any right, power or privilege under this Section 4.3 shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise hereof or the exercise of any other right, power or privilege hereunder.

       (c)  Buyer acknowledges receipt of a Confidentiality Agreement dated

February 22, 1994 executed by National Financial Corporation with respect to information concerning BTI.  Buyer agrees to be bound by the provisions of such

Confidentiality Agreement as if it were a party thereto.

       4.4  Consents.  Seller and Buyer shall each use reasonable efforts to
            --------
obtain all consents, authorizations, approvals and agreements of, and to give all notices and make all filings and registrations with, any third parties,

including the United States Department of Defense and other governmental authorities, which are necessary to

                                      43

permit BTI to conduct its business as presently conducted subsequent to the consummation of the transactions contemplated hereby.

       4.5  Tax Treatment.  Seller and Buyer agree that it is their mutual
            -------------
intention that the Merger shall be treated for federal income tax purposes as a purchase and sale of the assets of BTI.  The Merger Consideration shall be allocated among the categories of assets of BTI for purposes of Section 1060 of the Code as set forth on Exhibit 7 attached hereto.  Seller and Buyer agree to honor such Merger Consideration allocation for tax reporting purposes.

       4.6  Retention and Access to Books and Records; Cooperation.  (a)  From
            ------------------------------------------------------
and after the Closing Date, Buyer shall retain or shall cause BTI to retain all books, accounts, records and files of BTI in existence on the Closing Date in the usual, regular and ordinary manner for a period of six years.  Buyer shall,

subject to applicable law and to such reasonable limitations as may be necessary to protect classified or proprietary information, at Seller's sole expense, and on reasonable prior notice to Buyer, afford to Seller and its counsel,

accountants, consultants and other representatives full access during normal business hours to examine and copy all such books, tax returns, contracts,

records and files of BTI as may be necessary in connection with Seller's financial statements or tax returns, including, without limitation, preparation,

audit and examination of same, or with respect to any matters as to which Seller or Loews retains responsibility under this Agreement, including,

                                      44

without limitation, Section 5, and/or is required to indemnify Buyer hereunder,

or Buyer, except with respect to Section 5, at its option, may (subject to applicable law and reasonable limitations to protect classified or proprietary information) furnish to Seller, copies of all such documents and information with respect to BTI as Seller may from time to time reasonably request following the Closing Date.  If Buyer chooses to furnish copies of documents, only Buyer's out-of-pocket costs and the cost of the copies made shall be borne by Seller.

       (b)  For a period of six years following the Closing Date, if Buyer shall desire to dispose of any books, records or files relating to BTI which were in existence on the Closing Date and which are required to be retained under Section 4.6(a), Buyer shall, prior to any such disposition, give written notice thereof to Seller, and Seller shall have the right, at Seller's cost and expense, for a period of twenty (20) days after receipt of such written notice,

to remove and retain all or any portion of such books, records and files.

       (c)  From and after the Closing Date, except as otherwise provided in this Agreement, each of Seller and Buyer shall use reasonable efforts to cooperate with all reasonable requests by the other party hereto regarding production of or access to documents or files and making personnel available for depositions, interviews or testimony in furtherance of or with respect to any matters as to which it retains responsibility under this Agreement and/or is required to indemnify the other party

                                      45

hereunder, provided that the party making such request shall pay or promptly reimburse the other party for all reasonable out-of-pocket expenses incurred by such other party in connection with any such request.

       (d)  Within ninety (90) days after the Closing Date, Seller shall provide

Buyer with a list of all categories of books, accounts, records and files of BTI in the possession of Seller or Loews.  Buyer shall have thirty (30) days to examine such list and notify Seller of such categories of books, accounts,

records and files which it wishes to have delivered to BTI.  Within sixty (60)

days after receipt of such notice, Seller shall deliver to BTI, at no cost to

Buyer or BTI, the originals of all such books, accounts, records and files as

Buyer shall have requested.

       4.7  Further Assurances.  Upon the terms and subject to the conditions
            ------------------
herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable. In case any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this

Agreement, each of the parties to this Agreement shall take or cause to be taken all such necessary actions, including, without limitation, the execution and delivery of such further instruments and

                                      46

documents as may be reasonably requested by any party for such purposes or otherwise to complete or perfect the transactions contemplated hereby.

       4.8  Taxes.  Seller and its Affiliated Group (as defined in the Code)
            -----
shall file, or cause to be filed, on a timely basis, all returns and reports with respect to Charges which are required to be filed and which have not been filed as of the Closing Date by BTI or its Affiliated Group for all periods ending on, or prior to the Closing Date; provided, however, that Buyer shall prepare and file, subject to Seller's approval, all such returns and reports with respect to state and local income taxes for New York State, New York City and the Commonwealth of Pennsylvania for the year 1994 and the short tax year ending on the Closing Date.  Seller shall pay all taxes due thereon to the extent such taxes are in excess of the sum of the estimated state and local tax payments made for 1994 and 1995 (exclusive of any prior year's overpayment credited to estimated tax payments) plus $40,432, which is the maximum amount of the aggregate reserve for state and local taxes provided in the 1994 Balance

Sheet.

       Seller shall indemnify and hold harmless Buyer from any liability for any other Charges (subject to appropriate gross-up in the case of inclusion of the reimbursed amount in Buyer's income without a compensating deduction or basis adjustment to land or on depreciation or amortizable assets for Buyer's payment of such amount)

                                      47

arising from BTI's inclusion in a consolidated return or attributable to BTI's or any other member of its Affiliated Group's operations and business for periods ending on, or prior to the Closing Date, including, but not limited to,

any liability arising from the merger (other than sales, use or transfer taxes to the extent that any such taxes exceed those taxes which would have been incurred had the acquisition of BTI been by way of a transaction described in

Section 338(h)(10) of the Code), deficiency assessments or from Seller or any

Affiliated Group restating or otherwise amending any return which relates to all or any portion of a tax period ending on, or prior to the Closing Date, except to the extent any such Charges have been prepaid or adequately provided for in the 1994 Balance Sheet.  Notwithstanding anything to the contrary contained herein, with  respect to all periods ending on or prior to the Closing Date, if

Buyer receives a tax refund occasioned by a timing adjustment attributable to the same item or transaction which caused a tax deficiency to arise, then Seller is not required to indemnify Buyer for that portion of such deficiency not in excess of such refund.

       Buyer shall file all returns and reports with respect to Charges which are required to be filed for periods which include but do not end on the Closing

Date.

       Such returns and reports, whether prepared by Buyer or Seller, shall be prepared in a manner consistent with past practice of BTI and without a change of any election of any accounting method and shall be submitted by Buyer to

Seller or Seller

                                      48

to Buyer (together with schedules, statements and, to the extent requested,

supporting documentation) at least 45 days prior to the due date (including extensions) of such return.  The recipient shall have the right at its expense to review all work papers and procedures used to prepare any return or report.

If within 10 business days after delivery of any return or report, the recipient notifies the preparer in writing that it objects to any items in such return or report, the dispute items shall be resolved (within a reasonable time, taking into account the deadline for filing such return) by a nationally recognized independent accounting firm chosen by, and mutually acceptable to, both Buyer and Seller.  Upon resolution of all such items, the relevant return or report shall be adjusted to reflect such resolution and shall be binding upon the parties without further adjustment.  The costs, fees and expenses of such accounting firm shall be borne equally by Buyer and Seller.

       Seller shall remit promptly to Buyer any refund received, together with applicable interest, from a state or local tax authority and attributable to a tax payment made by BTI prior to the Closing Date, including, without limitation, any real estate tax refund by virtue of any pending certiorari proceeding.  For purposes of the preceding sentence, all refunds and credits for

1993 and prior years are for the account of Buyer, and, except as provided otherwise in this Section 4.8, may not be utilized to offset or reduce BTI's tax liability for 1994 or later years, which is the obligation of Seller.

                                      49

       In the case of any Charges that are payable for a tax period that includes (but does not end on) the Closing Date, Seller shall indemnify Buyer for the portion of such Charges related to the portion of such tax period ending on the Closing Date.  The indemnified portion shall (x) in the case of any

Charges other than Charges based upon or related to income, be deemed to be the actual amount allocable to the period before the Closing Date, or if not determinable, then the amount of such Charges for the entire tax period shall be multiplied by a fraction the numerator of which is the number of days in the tax period ending on the Closing Date and the denominator of which is the number of days in the entire tax period and (y) in the case of any Charges based upon or related to income, be deemed equal to the amount which would be payable if the

relevant tax period ended on the Closing Date.   All determinations necessary to

give effect to the foregoing allocations shall be made in a manner consistent with prior practice of Seller and BTI.

       Seller shall not be liable under this Section for any settlements effected without the consent of Seller or resulting from any claim, suit,

action, litigation or proceeding in which Seller was not permitted an opportunity to participate; provided Buyer may settle in a manner adverse to
                            --------
Seller any issue on a consolidated return of Buyer, provided that the settlement is part of a settlement of all issues on such return and the issues affecting

Seller are not material in relation to all of the issues resolved.  If Buyer makes such a settlement, Buyer shall notify Seller and  Buyer and Seller shall

                                      50

negotiate in good faith to determine the appropriate indemnity, if any.  If

Seller and Buyer are unable to reach an agreement within 20 days after receipt by Seller of such notice, Buyer and Seller shall select a mutually acceptable nationally recognized accounting firm (the "Referee").  The Referee shall determine the appropriate amount of indemnity, if any, as soon as practicable,

taking into account the likelihood of success of any contest and the value of the Loss.  The Referee's determination shall be final and binding on both Buyer and Seller.  The cost of retaining the Referee shall be borne equally by the parties.

       Buyer and Seller agree to furnish or cause to be furnished to each other,

upon request, as promptly as practicable, such assistance relating to BTI as is reasonably necessary for the filing of any return, the making of any permitted election, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment.  Buyer and Seller agree to retain or cause to be retained all books and records pertinent to BTI until the applicable period for assessment under applicable law

(giving effect to any and all extensions or waivers) has expired, and to abide by or cause the abidance with all record retention agreements entered into relating to United States federal income Taxes.  Buyer or the Seller, as applicable, agree to give each other reasonable notice prior to transferring,

discharging or destroying any such books and records relating to tax matters and, if the other so requests, the discarding party shall allow the other to take possession of

                                      51

such books and records.  Buyer and Seller shall cooperate with each other in the conduct of any audit or other proceedings involving BTI for any tax purposes and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this subsection.

       4.9  Environmental Defects.  (a)  In the event that, within eight months
            ---------------------
after the Closing, Buyer notifies Seller that it has discovered the Presence of

Substances (which for purposes of this Section 4.9 shall not include asbestos at the North Queen Street real property, except as otherwise provided in Section

4.9(f)) at any of the Real Property, then Seller shall, subject to the provisions of Section 4.9(b), indemnify and hold harmless Buyer and BTI (the

"Environmental Indemnity") against and in respect of any and all Loss which

Buyer or BTI may suffer or incur, directly or indirectly, as a result of the

Presence or Handling of such Substances at such Real Property on or prior to the

Closing Date, including, without limitation, the effects of such Handling of

Substances on persons (excluding employees and former employees of BTI and its

Predecessors, but including any Loss which Buyer or BTI may suffer or incur,

directly or indirectly, as a result of possible asbestos exposure to the individuals identified on Schedule 4.9(a) to the extent such Loss arises other than under Workers Compensation laws), natural resources or property within or outside the boundaries of said Real Property.  For purposes of this

Environmental Indemnity, to the extent Substances are found during the eight month period after the Closing

                                      52

Date at the locations identified in Schedule 4.9(b), Seller shall have the burden of proof if it claims any such Substances were not present prior to the

Closing Date.  Buyer shall provide Seller with as much notice as is practicable with respect to any investigation or environmental survey it intends to conduct relating to any Remediation.  Seller may, at its option, participate in any such investigation or environmental survey conducted by Buyer during such eight-month period.  Buyer shall have the absolute discretion to select a reputable,

experienced environmental engineering firm(s) to conduct testing for the

Presence of Substances.  Costs incurred to determine the extent and location of

Substances shall be borne by Seller as provided in Section 4.9(b) below.  With respect to any investigation to determine the Presence of Substances, Buyer shall give Seller at least thirty (30) days prior notice before any drilling is to be conducted, or samples taken at the Real Property.  Seller shall be entitled to have its environmental consultant present during such drilling and sampling.  Duplicate samples shall be taken with one set provided to Seller's consultant.  Each party shall bear its own costs in connection with the foregoing.

       (b)  As promptly as practicable after Buyer notifies Seller, pursuant to

Section 4.9(a) above, of the Presence of such Substances at any of the Real

Property, Buyer and Seller, acting jointly and reasonably, will select a reputable environmental engineering firm to determine the extent and location of Substances and the necessity of, and estimated cost of Remediation.  In this connection, Seller shall be entitled to

                                      53

as much notice as is practicable with respect to any discussions or proceedings

Buyer intends to hold with any Environmental Agency and Seller may, at its option, participate in any such discussions or proceedings.  In the event that the costs of Remediation, as so estimated, are (i) less than fifty percent (50%)

of the book value ("R.P. Book Value") as shown on the September 30, 1994 Balance

Sheet of that Real Property having such Substances, then Seller shall reimburse

Buyer for the actual cost of the Remediation of such Substances at such Real

Property but only to the extent such costs exceed twenty-five thousand dollars

($25,000) for all deficiencies disclosed pursuant to the environmental investigation outlined in Schedule 4.9(b) or twenty-five thousand dollars

($25,000) pursuant to each subsequent environmental investigation (each such twenty-five thousand dollar ($25,000) amount is herein called an "Environmental

Deductible"); provided, however, that in the case of Remediation resulting from the Presence of Substances found other than as a result of the environmental investigation outlined in Schedule 4.9(b), Seller shall reimburse Buyer for only fifty percent (50%) of the first four hundred thousand dollars ($400,000) of cost incurred in such Remediation after deducting any applicable Environmental

Deductible and, thereafter, one hundred percent (100%) of the additional cost incurred in such Remediation; or (ii) greater than fifty percent (50%) of the

R.P. Book Value of the Real Property having such Substances, then Seller, at its option, shall, within sixty (60) days of receipt of such estimate, notify Buyer of its election

                                      54

to either (A) reimburse Buyer for the actual cost of the Remediation of such

Substances at such Real Property as and to the extent described above, or (B)

repurchase such Real Property for an amount equal to its R.P. Book Value minus

(x) the applicable Environmental Deductible, and (y) $97,500.  Remediation, as

referred to in this Section 4.9(b) shall be conducted diligently and timely and on the most reasonably cost effective basis practicable, pursuant to the

Environmental Laws and consistent with Buyer's use of such property subject,

however, to Buyer's reasonable business needs, in response to Environmental

Laws.  To the extent that Seller may be liable for any costs associated with the removal or clean-up of Substances, the removal or clean-up of Substances shall be accomplished through the joint efforts of Buyer and Seller with Buyer and

Seller jointly and reasonably selecting a reputable, experienced environmental engineering firm to conduct the removal or clean-up and jointly and reasonably approving any plan to be submitted to an Environmental Agency in which the removal or clean-up of Substances is proposed.  Buyer shall provide Seller with as much notice as is practicable with respect to any discussions or proceedings it intends to hold with an Environmental Agency, and Seller may, at its option,

participate in any such discussions or proceedings.  In the event that Seller offers to purchase any Real Property from Buyer pursuant to subsection

4.9(b)(ii)(B), then Buyer shall have sixty (60) days to notify Seller that it will either (x) accept such offer or (y) reject the offer and demand that Seller reimburse Buyer for the actual cost

                                            55

of the Remediation of such Substances at such Real Property (but in no event shall such reimbursement amount be greater than fifty percent (50%) of the R.P.

Book Value of such Real Property minus (x) the Environmental Deductible and (y)

$97,500, and upon payment thereof, Seller shall have no further obligation under the Environmental Indemnity with respect to such Substances at such Real

Property. In the event that Seller repurchases any Real Property pursuant to the foregoing, (1) Seller shall assume any and all liens and encumbrances thereon,

except for liens which may attach to such property after the Closing Date as a result of any acts or omissions of Buyer after the Closing Date, and except for any real property taxes, but not assessments, which may become due thereon after the Closing Date, and (2) such property shall, if Buyer so requests, be leased to Buyer pursuant to a "triple net" lease, having a five (5) year term

(terminable by Buyer at any time upon six (6) months' notice) and providing for an annual rental equal to ten percent (10%) of the above-mentioned repurchase price, payable monthly.  Any Seller reimbursement made pursuant to this Section

4.9(b) shall be made within sixty (60) days of receipt of Buyer's invoices for actual costs incurred reasonably which shall be submitted from time to time as

Remediation of Substances progresses.

       (c)  Seller shall indemnify and hold harmless Buyer against and in respect of any and all Loss which Buyer may suffer or incur, directly or indirectly, based upon or arising out of (i) the Presence of Substances at, or the Handling (other than

                                      56

Handling covered by clause (iii) below) of Substances at or from a Former BTI

Facility prior to the Closing Date, including, without limitation, the effects of such Handling of Substances on persons (excluding employees and former employees of BTI and its Predecessors, but including any Loss which Buyer may suffer or incur, directly or indirectly, as a result of possible asbestos exposure to the individuals identified on Schedule 4.9(a) to the extent such

Loss arises other than under Workers Compensation laws) natural resources or property within or outside the boundaries of said Real Property, (ii) any of the following matters as more fully described in Schedule 4.9(c) hereof: (the

Valley Stream Facility, the Aqua Tech Environmental Site and 25 Race Avenue);

and (iii) any claims or demands asserted against Buyer from and after the date hereof regarding waste removal sites used by, or waste removal methods engaged in or employed by (but not including the matters referred to in clause (ii)

above), BTI or its Predecessors and contractors to BTI or its Predecessors at any tier acting on behalf of BTI or its Predecessors on or prior to the Closing

Date (but not for waste removal sites used by, or waste removal methods engaged in or employed by Hamilton or its predecessors prior to June 23, 1989)

(collectively, "Waste Removal Claims"), provided that for such Waste Removal

Claims as to which Buyer notifies Seller (x) within four years after the Closing

Date, Seller's indemnity shall be for the full amount of such Loss and (y) more than four

                                      57

years after the Closing Date, Seller's indemnity shall be limited to fifty percent (50%) of the aggregate amount of such Loss.

       (d)  With respect to (i) the presence of Substances at, or the Handling of Substances at or from a Former Hamilton Property, including, without limitation, the effects of such Handling of Substances on persons, natural resources, property within or outside the boundaries of such Former Hamilton

Property, (ii) any waste removal sites used by, or waste removal methods engaged in or employed by Hamilton or its predecessors prior to June 23, 1989, and (iii)

the Race Avenue Property, the East Petersburg Site, the HTI Cerclis Sites, the

HTI Off-Site Disposal Sites and the Maxey Flats Superfund Site (all as described in the Hamilton Document), Seller shall execute such documents and use such reasonable efforts (without incurring material out-of-pocket expenses) as may be necessary or helpful to assist Buyer in obtaining the benefit of any representation, warranty or covenant of GDC or Olin made to Bulova Systems and

Instruments Corporation (now BTI) under or in connection with the Hamilton

Document.

       (e)  Seller represents that BTI has been indemnified by Olin and GDC under the Hamilton Document for any claim (the "Race Avenue Claim") relating to the Presence or Handling of Substances at any time prior to June 23, 1989 at the property known as 25 Race Avenue.  Olin has asserted that BTI may be responsible for a portion of such liability.  In the event that it is determined that BTI bears a portion of

                                      58

such liability based upon actions of BTI subsequent to June 23, 1989 and prior to the Closing Date, Seller will indemnify BTI for any Loss arising therefrom.

In order to effectively determine the extent, if any, of Seller's obligation to indemnify BTI hereunder, Seller agrees that, in the event Olin or GDC fails to indemnify BTI for any portion of the Race Avenue Claim, Seller will, in its name or in the name of BTI, prosecute BTI's claim against Olin and/or GDC for indemnity with counsel selected by Seller and reasonably acceptable to Buyer.

In this connection, Buyer shall cooperate with all reasonable requests of Seller in connection with the prosecution of a claim against Olin and/or GDC,

including, without limitation, production or access to documents or files and making personnel available for interviews or testimony.  All attorney's fees and expenses incurred by Seller in prosecuting the claim against Olin and/or GDC shall be borne by Seller.  Seller will not settle or compromise the Race Avenue

Claim without the prior written approval of Buyer, which approval will not be withheld if such settlement or compromise would serve to hold Buyer harmless from any Loss in connection with the Race Avenue Claim.

       (f)  Promptly following the Closing Date, Buyer and Seller, acting jointly and reasonably, will select a reputable asbestos abatement firm to determine whether the asbestos in the ceiling of the loading dock on the first floor and in the penthouse at the North Queen Street Real Property is friable.

If any such asbestos is determined by such firm to be friable, Buyer and Seller shall promptly, jointly and reasonably

                                      59

agree upon a method to encapsulate such friable asbestos, the cost of which encapsulation shall be borne by Seller.

       4.10 Use of Name.  (a)  On the Closing Date, Seller, Buyer and BTI are
            -----------
entering into a Trade Name Agreement under which Buyer may use the name "Bulova

Technologies, Inc." on the terms and conditions set forth therein.

       (b)  From and after the Closing Date Seller agrees that it shall not use the name "Hamilton Technology, Inc."

       4.11 Product Indemnity.  (a)  Subject to the provisions of subsection
            -----------------
(b), below, Seller shall indemnify and hold harmless Buyer against and in respect of any and all loss, liability, cost or expense (including reasonable attorneys's fees) which Buyer may suffer or incur, directly or indirectly, based on or arising out of the following ("Product Claims"):  (i) any tort claim based upon actions or omissions of BTI or its Predecessors (including, without limitation, product liabilities, automobile and other liabilities for personal injuries including claims of employees or former employees of BTI and its

Predecessors alleging death or injury due to workplace exposure, to the extent not asserted under Workers Compensation laws, arising from or based upon an injury, event or occurrence which occurred on or prior to the Closing Date; (ii)

any claims based upon actions or omissions of BTI or its Predecessors under or relating to Government or commercial sales contracts (including, without limitation, any claims relating to defective pricing, defective

                                      60

products or warranty claims) arising out of BTI's or its Predecessors'

performance prior to the Closing Date with respect to products shipped by BTI prior to the Closing Date; and (iii) any claims based upon actions or omissions of BTI or its Predecessors under or relating to any failed or, as of the Closing

Date, completed lots, all of which are identified on Schedule 4.11 (a)(iii) (the

"Covered Lots").  Excluded from Product Claims are any claims relating to or based upon Inventory on hand at the Closing Date, other than the Covered Lots.

       (b)  Seller's obligation to indemnify Buyer as provided above shall be subject to the following:

            (i)  Seller shall have no obligation with respect to any claim which is not asserted on or prior to the third anniversary of the Closing Date.

           (ii)  Seller shall have no obligation with respect to any Product

       Claim with respect to which BTI has on the Closing Date, immediately prior to the Merger, a valid indemnity from Olin or GDC under the

       Hamilton Document, even if such indemnity would not fully indemnify Buyer or BTI because the liability of Olin and GDC is limited in amount.

          (iii)  Seller's liability for all Product Claims arising under

       Section 4.11(a)(iii) shall be limited to two hundred thousand dollars

       ($200,000).

           (iv)  Seller's liability for all Product Claims shall be limited in the aggregate to eighty seven and one half percent (87 1/2%) of the first three

                                      61

       million dollars ($3,000,000) of liability and one hundred percent (100%)

       of such amount in excess of three million dollars ($3,000,000) up to ten million dollars ($10,000,000).  Seller shall have no liability for any

       Product Claims in excess of ten million dollars ($10,000,000).

       Accordingly, Seller's liability under this Section 4.11 shall not exceed nine million six hundred twenty-five thousand dollars ($9,625,000).

            (v)  Notwithstanding the foregoing, Seller's maximum liability of nine million six hundred twenty-five thousand dollars ($9,625,000) shall be reduced by any amounts paid by Seller pursuant to the indemnity provided in Section 11.1 hereof.

       (c)  Buyer shall assist Seller in defending Product Claims in such manner as Seller may reasonably request, including, among other things, providing

Buyer's employees to assist in the defense, including giving of testimony, and access to BTI's records.  Seller will reimburse Buyer for its out-of-pocket costs (e.g., travel) in connection therewith.  In addition, Buyer shall perform any remedial work or rework, if requested by Seller in a reasonably prompt manner, at cost, which shall mean direct labor, materials and overhead (at a rate of fifty percent (50%) of direct labor costs) in the amount incurred.

       (d)  Buyer shall assist Seller in asserting claims in connection with

Product Claims, which will be made in the name of Buyer for the benefit and account of

                                      62

Seller ("Affirmative Claims"), which may arise out of, or be related to a

Product Claim.  If requested by Seller, Buyer shall assist Seller in asserting

Affirmative Claims by, among other things, providing BTI employees to assist in claim preparation, including the giving of testimony and access to BTI's records.  In the event an Affirmative Claim includes solely post-closing costs for which Seller was responsible under this Section 4.11, Seller shall reimburse

Buyer for its out-of-pocket costs as well as the salaries of Buyer's employees who assist in asserting such Affirmative Claim.  In the event an Affirmative

Claim includes costs for which Buyer seeks reimbursement for its own beneficial account, Buyer and Seller shall each bear their own costs and out-of-pocket costs shall be shared pro-rata.

       4.12 Post Retirement Health Care Costs.  (a)  Seller hereby assumes
            ---------------------------------
liability for, and agrees to provide, all post retirement health care benefits under any plan or arrangement ("Post Retirement Health Care Plan") adopted by

BTI or its Predecessors (other than Hamilton or its Predecessors) prior to the

Closing Date to any individual (and such individual's beneficiaries) who was,

prior to the Closing Date, entitled to benefits under any Post Retirement Health

Care Plan, but who was not an employee of BTI on the Closing Date ("Former

Employees").  In furtherance thereof, promptly following the Closing Date,

Seller shall provide notification to each Former Employee explaining that, as a result of the Merger, Seller shall provide to the Former Employee such post retirement health care benefits, and outlining for the Former

                                      63

Employee the method by which the Former Employee should submit claims for post retirement health care benefits to Seller.

       (b)  Seller hereby agrees to hold Buyer harmless from and against any and all Loss with respect to the obligation to provide post retirement health care benefits to Former Employees, as described in Section 4.12(a) above.

Seller shall cause Loews to guaranty (such guaranty to be limited to an aggregate amount not to exceed $8,185,000) the performance by Seller of the foregoing obligations.

       (c)  Set forth on Schedule 4.12(c) is a true and correct list of the names of all Former Employees.  Also set forth on Schedule 4.12(c) is a true and correct list of all employees of BTI on the Closing Date who may be entitled to benefits under any Post Retirement Health Care Plan on or after the Closing

Date.  Attached hereto as Exhibit 4.12 is a true and accurate copy of a summary of each Post Retirement Health Care Plan referred to in the immediately preceding sentence.

       4.13 Additional Indemnities.  Seller shall indemnify and hold harmless
            ----------------------
Buyer and BTI against and in respect of any and all Loss which Buyer or BTI may suffer or incur, directly or indirectly, based on or arising out of any Loss arising out of or relating to (a) any claim by the Government in connection with a gain resulting from the Pension Spinoff Claim, as defined in Schedule 2.21,

(b) the Vaccaro Claim, as defined in Schedule 2.21, and (c) check(s) issued on or prior to the Closing Date by BTI against First National Bank of Chicago account number 0956201 which fail to

                                            64

clear within six (6) months after the Closing Date ("Lost Check"), provided

Buyer issues a check in replacement of the Lost Check.  Seller shall forward bank statements for the accounts on which all such Lost Checks were drawn for a period of the lesser of (i) six (6) months following the Closing Date, and (ii)

the period which ends on the date when each check outstanding on the Closing

Date clears.

       4.14 Pension Plan Amendments.  Prior to the Closing Date BTI, by
            -----------------------
resolution of its Board of Directors, duly adopted restated and amended plan documents (the "Amended Plans") for the Retirement Plan for Salaried Employees

of Bulova Technologies, Inc. (the "Salaried Plan") and The Cooperative

Retirement Income Plan (Agreement between Bulova Technologies, Inc. and the

American Federation of Grain Millers, AFL-CIO, CLC Local 387) (the "Union

Plan").  Buyer acknowledges that BTI is required to file the Amended Plans with the Internal Revenue Service to obtain a determination letter for each such plan acknowledging that the respective Amended Plan complies with the provisions of applicable law, including the Tax Reform Act  of 1986.  Buyer agrees to cause

BTI to cooperate with Seller and its consultants (Kwasha Lipton, with respect to the Salaried Plan and CIGNA, with respect to the Union Plan) in executing,

filing and processing requests for the determination letters, and agrees to cause BTI to make such changes in  the Amended Plans as such consultants or the

Internal Revenue Service may require as a condition to granting such determination letters.

                                      65

       4.15  Bulova Watches.  BTI has on hand a supply of Bulova watches for
             --------------
resale to its employees and customers which it has purchased from Seller.  Buyer agrees that it will not advertise, market or promote the sale of such Bulova watches, or any Bulova watches subsequently purchased by Buyer from Seller, to members of the general public.

5.  Covenant Regarding M762 Reimbursement.
    -------------------------------------
       (a)  Seller represents that BTI is a party to contract DAAA21-90-C0001

(the "M762 Contract") with the Government.  Under the M762 Contract, Seller has agreed to manufacture and sell to the Government an aggregate of approximately

525,804 M762/M767 fuzes at a specified Target Price (as such term is defined in the M762 Contract).  Through December 31, 1994, approximately 456,313 M762/M767

Fuzes have been accepted by the Government and approximately 69,491 M762/M767

Fuzes remain to be accepted.

       (b)  Seller also represents that Seller has incurred costs under the M762

Contract in excess of the Target Price ("Overrun Costs", as such term is defined in the M762 Contract) with respect to M762/M767 fuzes manufactured in whole or in part prior to December 31, 1994 in an aggregate amount of approximately

$7,717,000.  Seller further represents that all books and records currently in existence and required to pursue cost reimbursement under the M762 Contract are within the possession and control of BTI.

                                      66

       (c)  Under the M762 Contract, the Government has agreed to reimburse BTI in an amount equal to eighty percent (80%) of the aggregate Overrun Costs which are "Qualified Costs" (as such term is defined in the M762 Contract), as determined by the Government.  The maximum allowable reimbursement is the product of eighty percent (80%) times the maximum Overrun Costs permissible under the M762 Contract of eight million five hundred eighty eight thousand one hundred fifty six dollars ($8,588,156), or six million eight hundred seventy thousand five hundred twenty four dollars ($6,870,524).

       (d)  Within thirty (30) days after the Trigger Date (as such date is defined in subsection (i) below) Seller will pay to Buyer (the "Reimbursement

Payment") an amount equal to fifty percent (50%) of the first $800,000 of

Reimbursement Shortfall (as hereinafter defined) and 100% of the Reimbursement

Shortfall in excess of $800,000; and fifty percent of the first $800,000 of

Reimbursement Shortfall shall be borne by Buyer notwithstanding anything to the contrary in this Agreement.  The Reimbursement Payment shall not exceed

$6,470,524, less 80% of any amount by which the Qualified Costs incurred by

Buyer subsequent to the Closing Date, when added to all Overrun Costs incurred through the Closing Date, is less than $8,588,156.

                                      67

       (e)  The term "Reimbursement Shortfall" as used herein means the amount,

if any, by which the Government Reimbursement (as hereinafter defined) is less than an amount equal to eighty percent (80%) of the Overrun Costs.

       (f)  The term "Government Reimbursement" means the amount of the Overrun

Costs reimbursed by the Government from time to time.

       (g)  Seller's obligation to pay to Buyer any Reimbursement Payment under this Section 5 shall be reduced by an amount equal to both (i) eighty percent

(80%) of the net amount received by Buyer, if any, from the Government as a direct result of a written claim submitted by BTI prior to the Closing Date under the M762 Contract, and (ii) one hundred percent of the net amount received by Buyer, if any, from the Government as a direct result of any other written claims proposed by Seller to Buyer within six (6) months after the Closing Date including for any lot acceptance test incentive fee, or proposed by Buyer at any time and, in either case, submitted and certified (within the meaning and requirements of the Federal Acquisition Regulations), if necessary, by Buyer under the M762 Contract, (collectively, the "M762 Claims"), in each case after taking into account any monies that must be returned to the Government by Buyer in connection with the M762 Contract as a direct result of the receipt of the monies arising from such claim, (the aggregate amount of the M762 Claims which is applied to reduce the Reimbursement Payments is referred to as the "Net Claim

Proceeds").  Buyer agrees that it shall file and

                                      68

prosecute any M762 Claim reasonably proposed by Seller and reasonably acceptable to Buyer until receipt of a Final Decision (as defined in the Federal

Acquisition Regulations) thereon by the Government.  Once a Final Decision is issued with respect to any M762 Claim, Seller may, at its option, require Buyer to appeal such M762 Claim to any appropriate forum, including a federal court or the Armed Services Board of Contract Appeals (the "ASBCA").  If Seller requires

Buyer to so appeal, Seller shall direct and control the appeal with counsel chosen by Seller and at Seller's expense.  Buyer shall cooperate reasonably with

Seller including, without limitation, production or access to documents and files and making Buyer's personnel available.  Seller shall reimburse Buyer promptly for all of Buyer's out-of-pocket expenses as well as the salaries of

Buyer's employees who assist in such cooperation with Seller.  Any monetary award to Buyer from the Government resulting from the appeal of any M762 Claim shall be allocated as follows: (a) first, to Seller to offset any Reimbursement

Payment made by Seller to Buyer until such Reimbursement Payment is recovered fully; (b) second, to Seller to offset its legal fees and costs paid to Buyer incurred in prosecuting such M762 Claim until such legal costs and fees are recovered fully; and (c) finally, to  Buyer.

       (h)  Buyer agrees that it shall maintain documentation to support

Qualified Costs incurred subsequent to the Closing Date and to prosecute a claim

(a "Reimbursement Claim") against the Government for recovery of all Qualified

Costs

                                      69

until receipt of a Final Decision thereon by the Government.  If any such Final

Decision denies recovery by Buyer of (1) Overrun Costs incurred on or prior to the Closing Date or (2) Qualified Costs incurred after the Closing Date, Seller may, at its option, require Buyer to appeal such Final Decision to any appropriate forum, including a federal court or the ASBCA.  If Seller requires

Buyer to so appeal, Seller shall direct and control the appeal with counsel chosen by Seller and at Seller's expense.  Buyer shall cooperate reasonably with

Seller, including, without limitation, production of or access to documents and files and making Buyer's personnel available.  Seller shall reimburse Buyer promptly for all of Buyer's out-of-pocket expenses as well as the salaries of

Buyer's employees who assist in such cooperation with Seller.  Any monetary award to Buyer from the Government resulting from the appeal of such Final

Decision required by Seller shall be allocated (a) first, to Seller to offset any Reimbursement Payment made by Seller to Buyer; (b) second, to Seller to offset its legal fees and costs paid to Buyer incurred in prosecuting the appeal; and (c) finally, to Buyer.

       (i)  The Reimbursement Payment, if any, shall be made within thirty (30)

days after the earlier of (the "Trigger Date") (a) the receipt of the last final, non-appealable determination (whether because the time for appeal has expired or any such appeal has been finally resolved) regarding the

Reimbursement Claim and all M762 Claims (provided, however, that if such determination includes a monetary award to Buyer,

                                      70

the Trigger Date shall be deemed to be the date upon which Buyer receives the monies to be paid thereunder), and (b) July 31, 1998.  If, on the Trigger Date,

Seller is required to make a Reimbursement Payment, Buyer shall, if requested by

Seller, upon receipt of such Reimbursement Payment assign or reassign to

Seller's designee, to the extent permitted by law and without recourse, all of

Buyer's right, title and interest to any Government Reimbursement and M762

Claims not yet paid to Buyer and, if requested by Seller, shall grant, in favor of Seller, a security interest in such Government Reimbursement and M762 Claims.

The proceeds of any Government Reimbursement or M762 Claims, which are the subject of the foregoing sentence shall be applied as provided in the last sentence of Section 5(h) and (g), respectively

       (j)  Seller shall cause Loews to execute and deliver to Buyer the Loews

M762 Guaranty at Closing (such guaranty to be limited to an aggregate amount not to exceed six million four hundred seventy five thousand five hundred twenty four dollars ($6,470,524)), to guaranty the performance by Seller of the foregoing obligation.  Buyer shall give to Loews reasonable access to counsel and employees as to the prosecution and status of the Reimbursement Claim and the M762 Claims.

6.  M762 Contract Indemnification.
    -----------------------------
       (a)  Buyer agrees to hold harmless and indemnify Seller with respect to any Loss incurred by Seller as a result of Seller's guarantee, if any, of the performance to specification by BTI of the M762 Contract.

                                      71

       (b)  Buyer shall have no obligation to hold harmless and indemnify Seller under this Section 6 for any Loss arising under or resulting from any claim by the Government resulting from (i) Covered Lots, (ii) lots which failed prior to the Closing Date, and (iii) lots shipped prior to the Closing Date.

       (c)  Buyer's agreement to hold harmless and indemnify Seller under this

Section 6, shall not limit any representation, warranty, covenant or agreement of Seller in this Agreement.

7.  Guarantee of Collectability of Receivables.
    ------------------------------------------
       (a)  Schedule 7 sets forth a true and complete list of all accounts and notes receivable, unliquidated billings and other customer receivables of BTI as of December 31, 1994, other than any such amounts in respect of M762 Overrun

Costs (the "Receivables").  Seller guarantees that the Receivables set forth on

Schedule 7 will be paid to BTI in full as follows:

       (1) Receivables, other than those generated by the cost type Government

       Contracts set forth on Schedule 7(a)(1), shall be collectible in full within six (6) months of date of invoice; provided, however, that with respect to Receivables generated by commercial sales, any payment received by a customer shall be credited to the oldest then-outstanding invoice or invoice issued to such customer, unless such customer disputes in writing its obligations to pay such specific invoice(s); and

                                      72

       (2) Receivables generated by cost type Government Contracts shall be collectible in full in the ordinary course of business.

       (b)  If any part of the Receivables has not been paid in accordance with

Section 7(a) and such nonpayment does not result from any claim or offset asserted against BTI or Buyer by the account debtor, then, Buyer or BTI shall reassign to Seller all or any part of the unpaid part of the Receivables, free and clear of any security interest, lien or other encumbrance arising on or after the Closing, in which event Seller shall pay to Buyer in cash or by certified check that amount equal to such reassigned part of the unpaid part of the Receivables.

8.  Intentionally Omitted.

9.  Amendment and Waivers.
    ---------------------
    9.1  Amendments, Modifications, Etc.  This Agreement may be amended,
         ------------------------------
modified, superseded or supplemented only by an instrument in writing executed and delivered on behalf of each of the parties hereto, which instrument when so executed and delivered shall thereupon become a part of this Agreement and the provisions thereof shall be given effect as if contained in this Agreement as of the date hereof.

    9.2  Waivers.  The representations, warranties, covenants or conditions set
         -------
forth in this Agreement may be waived only by a written instrument executed by the party so waiving.  The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later

                                      73

time to enforce the same. No waiver by any party of any condition, or breach of any term, covenant, agreement, representation or warranty contained in this

Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of any other condition or of the breach of any other term, covenant,

agreement, representation or warranty contained in this  Agreement.

10.  Survival of Representations and Warranties.
     ------------------------------------------
       Except as otherwise provided in this Agreement, all representations and warranties of the parties hereto contained in this Agreement or made pursuant hereto shall survive the Closing Date and remain in full force and effect for a period of three years from the date hereof, regardless of any investigation made by or on behalf of any of the parties hereto.  Notwithstanding the foregoing,

the representations and warranties in Sections 2.1, 2.22 and 2.24 shall survive the Closing Date without limitation and the representations and warranties in

Section 2.30 shall survive for a period of four years from the Closing Date.

11.  Indemnification.
     ---------------
     11.1  By Seller. Seller agrees to indemnify and hold Buyer and BTI harmless
           ---------
against and in respect of any and all Loss which Buyer or BTI may suffer or incur, directly or indirectly, based upon or arising out of a breach of any representation, warranty, covenant, indemnity or agreement of Seller set forth herein. Notwithstanding the foregoing, (i) Seller shall not be liable under this

Section 11.1 for the breach

                                      74

of any representation or warranty in Section 2 hereof, unless the aggregate amount of liability hereunder exceeds one hundred thousand dollars ($100,000),

whereupon Buyer shall be entitled to indemnification hereunder for an aggregate amount of such liability in excess of one hundred thousand dollars ($100,000);

(ii) in no event shall Seller be liable hereunder for an aggregate amount

(inclusive of any liability of Seller under Section 4.11) in excess of ten million dollars ($10,000,000); and (iii) Seller shall have no obligation under this Agreement with respect to any matter with respect to which an indemnity against Olin or GDC under the Hamilton Document is in existence as of the

Closing Date immediately prior to the Merger, even if such indemnity would not fully indemnify Buyer or BTI because the liability of Olin and GDC is limited in amount.  Losses relating to the matters covered by Sections 2.1, 2.22, 2.24,

4.12 and 7 hereof shall be recoverable without limitation.

     11.2  By Buyer.  Buyer agrees to indemnify and hold Seller harmless against
           --------
and in respect of any and all Loss which Seller may suffer or incur, directly or indirectly, based upon or arising out of any breach of any representation,

warranty, covenant, indemnity or agreement of Buyer set forth herein.

Notwithstanding the foregoing (i) Buyer shall not be liable under this Section

11.2 for the breach of any representation or warranty in Section 3 hereof,

unless the aggregate amount of liability hereunder exceeds one hundred thousand dollars ($100,000) whereupon Seller shall be entitled to indemnification hereunder for an aggregate amount of such liability

                                      75

in excess of one hundred thousand dollars ($100,000); and (ii) that in no event shall Buyer be liable hereunder for an aggregate amount in excess of ten million dollars ($10,000,000).

     11.3 Defense of Claims.  If any action, suit, claim, proceeding, demand,
          -----------------
assessment or enforcement action is filed against any party entitled to the benefit of any indemnity under any provision of this Agreement, the indemnified party shall give written notice thereof to the indemnifying party as promptly as practicable (and in any event within fifteen (15) days after the service of the citation or summons); provided, however, that the failure of any indemnified party to give timely notice shall not affect the rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage or prejudice caused by such failure.  After such notice, if the indemnifying party shall acknowledge in writing to such indemnified party that such indemnifying party intends to assume the contest and defense of such action, suit, claim, proceeding, demand, assessment or enforcement action, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such action, suit, claim, proceeding, demand,

assessment or enforcement action, and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense (except as expressly provided otherwise in this Agreement); and the indemnified party shall cooperate in all reasonable respects, at the indemnifying

                                      76

party's request and cost, risk and expense, with the indemnifying party and its attorneys in the investigation, trial and defense of such action, suit, claim,

proceeding, demand, assessment or enforcement action, and any appeal arising therefrom: provided, however, that the indemnified party may, at its own cost,

participate in (but not control) such investigation, trial and defense of such action, suit, claim, proceeding, demand, assessment or enforcement action, and any appeal arising therefrom; and provided further, that the indemnifying party shall have an obligation to keep the indemnified party reasonably apprised of the status of the action, suit, claim, proceeding, demand, assessment or enforcement action, to furnish the indemnified party with all documents and information that the indemnified party shall reasonably request in connection therewith, and shall not settle any claim without the indemnified party's prior written consent unless the claim can be settled solely by the payment of money and the indemnifying party reaches a money settlement or compromise subject to the indemnified party's consent, in which case the indemnified party shall either consent to such settlement or accept payment of the settlement amount from the indemnifying party, in which event, the indemnifying party shall have no further indemnification obligation to the indemnified party with respect to such claim, and provided that with respect to a claim which cannot be settled solely by the payment of money, the indemnified party's consent shall not be unreasonably withheld.  The indemnified party shall be entitled to defend,

settle or

                                      77

proceed in such other manner as it deems fit, in its sole discretion, in connection with any action, suit, claim, proceeding, demand, assessment or enforcement action as to which the indemnifying party, after notice and demand by the indemnified party, has not assumed the contest and defense thereof in accordance with the foregoing sentence; and no actions taken by the indemnified party in connection therewith shall affect or limit the obligations of the indemnifying party pursuant to this Section 11.3.  Except as otherwise provided herein, any claim for money damages asserted by a party hereto based upon another party's breach of its representations, warranties or agreements set forth herein shall be subject to the procedures and limitations contained in this Section 11.3.

       11.4 Prompt Payment.  Any indemnity payable pursuant to this Agreement
            --------------
shall be paid within the later of ten (10) days of the indemnified party's request therefor or ten (10) days prior to the date on which the liability upon which the indemnity is based is required to be satisfied by the indemnified party.

12.  Arbitration.  Any claim arising under or relating to this Agreement where
     -----------
the total amount in dispute by the party invoking this provision is not more than $250,000, shall be resolved by arbitration under the commercial arbitration rules of the American Arbitration Association ("AAA") then outstanding.  Any such

                                      78

arbitration(s) shall be conducted in New York City.  Expenses of such arbitration required to be paid to the AAA shall be shared equally by the parties.

13.  Expenses.
     --------
     Each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated hereby, whether or not such transactions are consummated.

14.  Notices.
     -------
     All notices or other communications required or permitted under this

Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or sent by registered or certified mail, postage prepaid,

addressed as follows:

                          If to Buyer:        BTI Acquisition Corporation
                                              621 N.W. 53rd Street, Suite 320
                                              Boca Raton, FL  33487
                                              Telefax:  (407) 241-7797

                          Attention:          Stephen L. Gurba
                                              and Gary L. Shapiro

                          with a copy to:     Craig Schnee
                                              1831 North Belcher Road, Suite A1
                                              Clearwater, Florida  34625
                                              Telefax:  (813) 725-1728

                                      79

                                              BT Capital Corporation
                                              130 Liberty Street, 31st Floor
                                              New York, NY  10006
                                              Attention: Michael Batal III
                                              Telefax: (212) 250-7651

                          If to Seller:       Bulova Corporation
                                              1 Bulova Avenue
                                              Woodside, NY  11377-7874
                                              Attention: Corporate Secretary
                                              Telefax: (718) 204-3507

                          With a copy to:     Loews Corporation
                                              667 Madison Avenue
                                              New York, New York
                                              Attn:  Corporate Secretary
                                              Telefax: (212) 935-6801

Any party may change the address to which notices or other communications are to be sent to it by giving written notice of such change in the manner provided herein.  Any notice sent via registered or certified mail shall be deemed given as of the third business day after such notice is sent.

15.  Assignment.
     ----------
     This Agreement may not be assigned by any party hereto without the prior written consent of the other parties, except that Buyer may assign this

Agreement, or any of its rights hereunder, to any successor to all or substantially all of the liabilities and assets of Buyer; provided, however,

that no such assignment shall release Buyer from its obligations hereunder.

Subject to the foregoing, this Agreement shall bind

                                      80

and inure to the benefit of the parties hereto, and their respective legal representatives, successors and permitted assigns.

16.  Entire Agreement.
     ----------------
     This Agreement, together with the schedules and exhibits hereto and the documents and instruments referred to herein, sets forth the entire agreement and understanding of the parties hereto in respect of the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.  Without limiting the generality of the foregoing, each party hereby acknowledges and agrees that it has not relied on any projections, forecasts or similar materials prepared or provided by any other party in entering into this Agreement or the transactions contemplated hereby.

17.  Counterparts.
     ------------
     This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument.

18.  Section Headings.
     ----------------
     All section headings are inserted for convenience only and shall not control or affect the meaning or construction of any provision of this

Agreement.

19.  Applicable Law.
     --------------
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its conflicts of laws provisions.

                                       81

20.  Schedules.
     ---------
     Each of the Schedules attached to this Agreement and referred to herein are incorporated by reference herein and made a part hereof.  Any disclosure contained in any Schedule hereto shall be deemed contained in all other

Schedules hereto.


                                       82

       IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed as of the date first above.

                                            BULOVA TECHNOLOGIES, INC.



                                            By:   Herbert C. Hofmann
                                                ----------------------

                                            Title:      Chairman
                                                   -------------------


                                            BULOVA CORPORATION



                                            By:   Herbert C. Hofmann
                                                ----------------------

                                            Title:      President
                                                   -------------------


                                            BTI ACQUISITION CORPORATION



                                            By:     Stephen Gurba
                                                ----------------------

                                            Title:   President & CEO
                                                   -------------------

                                      83